EXHIBIT 2.2

Elizabeth Berke-Dreyfuss (Bar No. 114651)
Tracy Green (Bar No. 114876)
Michael D. Cooper (Bar No. 42761)
WENDEL, ROSEN, BLACK & DEAN LLP
1111 Broadway, 24th Floor
Oakland, CA 94607-4036
Telephone: (510) 834-6600
Fax: (510) 834-1928
Email: edreyfuss@wendel.com

Attorneys for Debtors in Possession
Home Director, Inc., Home Director Technologies,
Inc., and Digital Interiors, Inc.

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                OAKLAND DIVISION

In Re                                        Case No. 05-45812 EDJ
                                             Chapter 11
HOME DIRECTOR, INC.,
                                             Jointly Administered with
                Debtor.                      Case Nos.: 05-45814
                                                        05-45819

FEIN 52-2143430

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[X]   Affects ALL DEBTORS                    DEBTORS' SECOND AMENDED JOINT
----------------------------------------     DISCLOSURE STATEMENT DATED
[ ]   Affects Home Director, Inc.            JUNE 26, 2006
----------------------------------------
[ ]   Affects Home Director
      Technologies, Inc.
----------------------------------------
[ ]   Affects Digital Interiors, Inc.
----------------------------------------


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                                TABLE OF CONTENTS

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I.      INTRODUCTION ............................................................................................8

        A.      OVERVIEW ........................................................................................8
        B.      EXHIBITS AND ADDITIONAL INFORMATION .............................................................9
        C.      HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE ........................................11
        D.      VOTING PROCEDURES ..............................................................................12
        E.      CONFIRMATION HEARING ...........................................................................13
        F.      NOTICES.........................................................................................14

II.     DEBTORS' BUSINESS AND OPERATIONS PRIOR TO THE FILING ...................................................14

        A.      CORPORATE HISTORY OF THE DEBTOR ................................................................14
        B.      NATURE OF THE DEBTORS' BUSINESS ................................................................15
        C.      THE DEBTORS' OPERATIONS ........................................................................16
        D.      COMPETITIVE STRENGTHS OF THE DEBTORS ...........................................................17

                1.      Sales and Marketing Strategy ...........................................................17
                2.      Intellectual Property ..................................................................19

        E.      THE DEBTORS' CURRENT AND ONGOING BUSINESS STRATEGIES ...........................................20

                1.      Short and Long Term Strategies .........................................................20
                2.      Debtor in Possession Financing .........................................................21

        F.      PREPETITION CAPITAL STRUCTURE OF THE DEBTORS....................................................22

                1.      Description of Old Capital Stock .......................................................22
                2.      Common Stock ...........................................................................22
                3.      Preferred Stock ........................................................................22
                4.      Warrants ...............................................................................22

        G.      MATERIAL PROCEEDINGS ...........................................................................22

                1.      Potential Claim of Home Director Investors .............................................22
                2.      Indemnification Claims .................................................................22

III.    EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES .............................................23
IV.     CHAPTER 11 EVENTS ......................................................................................23

        A.      ADMINISTRATIVE ORDERS AND MATTERS ..............................................................23

                1.      Introduction ...........................................................................23
                2.      The DIP Financing Agreement and Corresponding Order ....................................24
                3.      Summary of Claims Process, Bar Date and Claims Filed ...................................31
                4.      Other Administrative Matters ...........................................................34

        B.      MISCELLANEOUS ISSUES ...........................................................................34

V.      SUMMARY OF THE PLAN ....................................................................................34

        A.      OVERALL STRUCTURE OF THE PLAN ..................................................................35
        B.      THE LAW OF SUBSTANTIVE CONSOLIDATION ...........................................................36
        C.      SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS
                AND EQUITY INTERESTS UNDER THE PLAN ............................................................37
        D.      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ...........................................40
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        E.      TREATMENT OF ADMINISTRATIVE CLAIMS .............................................................42

                1.      General ................................................................................42
                2.      Home Director Investors Administrative Claim ...........................................42
                3.      Payment of Statutory Fees ..............................................................43
                4.      Bar Date for Administrative Claims .....................................................43

        F.      TREATMENT OF PRIORITY TAX CLAIMS................................................................45
        G.      TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS....................................................46

                1.      Class 1 (Secured Claims) ...............................................................46
                2.      Class 2 -- Priority Claims (against any of the Debtors) ................................50
                3.      Class 3 -- General Unsecured Claims (against any of the Debtors) .......................50
                4.      Class 4 -- Convenience Claims (against any of the Debtors) .............................52
                5.      Class 5 -- HDI Common Stock and Security Claims ........................................52
                6.      Class 6 -- HDT Common Stock ............................................................52
                7.      Class 7 -- DII Common Stock ............................................................53
                8.      Class 8 -- Other Old Equity Securities, Old Stock Rights and Old
                        Securities Claims ......................................................................53
                9.      Other Claims ...........................................................................53

        H.      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ..........................................53
        I.      MEANS FOR IMPLEMENTATION OF THE PLAN ...........................................................55

                1.      Corporate Existence ....................................................................55
                2.      Discharge of Debtors and Injunction ....................................................56
                3.      Disbursing Agent .......................................................................57
                4.      No Liability for Solicitation or Participation .........................................58
                5.      Consolidation, Merger and Vesting of Assets ............................................58
                6.      Substantive Consolidation ..............................................................58
                7.      Restructuring Transactions .............................................................59
                8.      Certificates of Incorporation and By-laws ..............................................59
                9.      Directors and Officers of the Reorganized Debtors ......................................60
                10.     Preservation of Causes of Action - Preserved Claims ....................................60
                11.     Corporate Action .......................................................................60
                12.     Objections to Claims ...................................................................61
                13.     Other Documents and Actions ............................................................61
                14.     Retiree Benefits .......................................................................61

        J.      ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS .........................................62

                1.      Substantial Contribution Compensation ..................................................62
                2.      Other Administrative Claims ............................................................62

        K.      CONFIRMATION AND EFFECTIVE DATE CONDITIONS .....................................................63

                1.      Conditions Precedent to Confirmation ...................................................63
                2.      Conditions to Effective Date ...........................................................63
                3.      Waiver of Conditions ...................................................................64
                4.      Effect of Failure of Conditions ........................................................64
                5.      Vacatur or Denial of Confirmation Order ................................................64
                6.      Retention of Jurisdiction ..............................................................64

        L.      CONFIRMABILITY OF PLAN AND CRAMDOWN ............................................................67
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        M.      PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
                OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS ..................................67

                1.      Voting of Claims and Interests .........................................................67
                2.      Method of Distributions Under the Plan .................................................67

        N.      MISCELLANEOUS PROVISIONS .......................................................................72

                1.      Exemption From Transfer Taxes ..........................................................72
                2.      Payment of Statutory Fees ..............................................................73
                3.      Modification or Withdrawal of the Plan .................................................73
                4.      Governing Law ..........................................................................73
                5.      Filing or Execution of Additional Documents ............................................73
                6.      Withholding and Reporting Requirements .................................................74
                7.      Waiver of Rule 62(a) of the Federal Rules of Civil Procedure ...........................74
                8.      Headings ...............................................................................74
                9.      Exhibits and Schedules .................................................................74
                10.     Successors and Assigns .................................................................74
                11.     Saturday, Sunday or Legal Holiday ......................................................74
                12.     Post-Effective Date Effect of Evidences of Claims or Interests .........................75
                13.     Balloting ..............................................................................75
                14.     No Admissions or Waiver of Objections ..................................................75
                15.     Survival of Settlements ................................................................75

VI.     MANAGEMENT OF REORGANIZED DEBTORS ......................................................................75

        A.      BOARD OF DIRECTORS AND MANAGEMENT ..............................................................75

                1.      Reorganized HDI ........................................................................75

        B.      COMPENSATION OF DEBTORS' EXECUTIVE OFFICERS ....................................................77

VII.    CONFIRMATION AND CONSUMMATION PROCEDURE ................................................................78

        A.      SOLICITATION OF VOTES ..........................................................................78
        B.      THE CONFIRMATION HEARING .......................................................................79
        C.      CONFIRMATION ...................................................................................80

                1.      Acceptance .............................................................................80
                2.      Unfair Discrimination and Fair and Equitable Tests .....................................80
                3.      Feasibility ............................................................................81
                4.      Best Interests Test ....................................................................83

        D.      CONSUMMATION ...................................................................................85

VIII.   VALUATION ..............................................................................................85

        A.      THE DEBTORS' VALUATION .........................................................................85

IX.     CERTAIN RISK FACTORS TO BE CONSIDERED ..................................................................89

        A.      CERTAIN BANKRUPTCY LAW CONSIDERATIONS ..........................................................89

                1.      Risk of Non-Confirmation of the Plan ...................................................89
                2.      Non-Consensual Confirmation ............................................................89
                3.      Risk of Non-Occurrence of the Effective Date ...........................................90

        B.      RISKS TO RECOVERY BY HOLDERS OF CLAIMS .........................................................90
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                1.      Ability to Service Debt ................................................................90
                2.      Ability to Acquire Product .............................................................90
                3.      Risks of Competition ...................................................................90
                4.      Risks Related to Financial Performance .................................................91
                5.      Risks Related to Dependence on Key Personnel ...........................................91
                6.      Projected Financial Information ........................................................91

X.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ....................................................91

        A.      UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS ...................................93

                1.      Net Operating Losses ...................................................................93
                2.      Cancellation of Debt ...................................................................94
                3.      Limitation on NOL Carry-forwards and Other Tax Attributes ..............................94
                4.      Section 382 Limitation .................................................................95
                5.      Built-In Gains and Losses ..............................................................95
                6.      Alternative Minimum Tax ................................................................96

        B.      CONSEQUENCES TO CREDITORS ......................................................................97
        C.      SUBSEQUENT SALE OF NEW COMMON STOCK ............................................................97
        D.      INFORMATION REPORTING AND WITHHOLDING ..........................................................98
        E.      NEW TAX SHELTER REGULATIONS ....................................................................98
        F.      IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE ............................................99

XI.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ..............................................99

        A.      CONTINUATION OF THE PENDING CHAPTER II CASES ...................................................99
        B.      ALTERNATIVE PLANS OF REORGANIZATION ...........................................................100
        C.      LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 .....................................................100

XII.    CONCLUSION AND RECOMMENDATION .........................................................................101
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        THE STATEMENTS CONTAINED IN THIS SECOND AMENDED JOINT DISCLOSURE
STATEMENT ("Disclosure Statement") ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER
TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL
NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION
STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD
CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN,
PRIOR TO VOTING ON THE PLAN IF SO ENTITLED UNDER THE TERMS OF THIS DISCLOSURE
STATEMENT AND PLAN.

        FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE DEBTORS FIRST AMENDED JOINT PLAN ("Plan"). IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN ARTICLE IX OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.


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        SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS
DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

        THE DEBTORS BELIEVE THE PLAN WILL ENABLE THEM TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS.

        THE DEBTORS URGE ALLOWED CLAIMS HOLDERS IN CLASSES OF CLAIMS THAT ARE IMPAIRED AND THAT ARE NOT DEEMED TO HAVE REJECTED THE PLAN TO VOTE TO ACCEPT THE PLAN.

                                     SUMMARY

        The following summary is a general overview only and is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions appearing elsewhere in this Disclosure Statement and the Plan, dated May 26, 2006, as the same may be amended. All capitalized terms contained herein have the meanings ascribed to them in the Plan.

        This Disclosure Statement describes the business background and operating history of the Debtors before the filing of the Chapter 11 Cases. It also summarizes certain significant events that have taken place during the Chapter 11 Cases and describes the terms of the Plan, which divides creditor claims and the interests of shareholders into classes and provides for the satisfaction of allowed claims and interests.

        The Plan provides for certain payments to Holders of Allowed Claims. The Plan further provides for the issuance of new stock in Reorganized HDI, pursuant to the provisions of Bankruptcy Code section 1145(a), to certain Holders of Allowed Claims. A detailed description of the Plan is set forth in Article V of this Disclosure Statement.

        Set forth below is a brief summary of Class descriptions, treatment for the Classes under the Plan and estimated percentage recoveries for each Class. The actual amounts of Allowed

Claims could materially exceed or could be materially less than the estimated amounts shown below. Accordingly, no representation can be or is being made with respect to whether the estimated percentage recoveries shown below will actually be realized by the Holders of Allowed Claims in any particular Class.

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                        Administrative Claims: Claims arising after the Debtors
-- filed petitions for relief under the Bankruptcy Code held by parties other than HMDR Investors including professional fees and certain taxes.

                        TREATMENT UNDER PLAN: Paid in Cash (from the proceeds of the HMDR DIP Loan and/or working capital) on the Effective Date or as soon as practicable thereafter (unless the Holder of a particular claim and Reorganized Debtors agree to some other treatment), or in accordance with the terms and conditions of transactions or agreements relating to obligations incurred in the ordinary course of business during the pendency of the Chapter 11 Cases or assumed by Reorganized Debtors.

                        Estimated Allowed Amount of Claims: $562,478
                        Estimated Percentage Recovery: 100%
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                        HMDR Investors' Administrative Claims: Pursuant to the
-- terms of a DIP Financing Agreement and the DIP Financing Order, HMDR Investors have agreed to loan $2,500,000 to the Debtors.

                        TREATMENT UNDER PLAN: Pursuant to the terms of the DIP Financing Agreement, HMDR Investors' Administrative Claim shall be satisfied in full by issuance of 6,500,000 shares of New Common Stock, pursuant to Bankruptcy Code section 1145(a), representing approximately 90% of the New Common Stock ("90% of the New Common Stock") of the Reorganized HDI, on the Effective Date or as soon as practicable thereafter.

                        Estimated Allowed Amount of Claims: $2,500,000 Estimated Percentage Recovery: 100%
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                        Priority Tax Claims: Claims with respect to taxes that
                        arose prior to the Petition Date, and that are not Secured Claims.

                        TREATMENT UNDER PLAN: At the option of Reorganized Debtors either (i) paid in full in Cash on the Effective Date or as soon as practicable thereafter, or (ii) paid over a six-year period from the date of assessment, as provided in Section 1129(a)(9)(C) of the Bankruptcy Code with interest payable at a rate of 6% per annum or as otherwise established by the Court.

                        Estimated Allowed Amount of Claim: $166,295.42
                        Estimated Percentage Recovery: 100%
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                                        3
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SECURED CLAIMS:         Secured claims include any claim secured by a lien on
                        property in which any of the Debtors have an interest. Secured claims also include claims that are subject to setoff. Unless Holders of Allowed Secured Claims receive a 100% recovery, no distributions can be made to Holders of Unsecured Claims.
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1A                      Pacific Business Funding: Pacific Business Funding was
                        the prepetition secured lender for the Debtors. Pacific Business Funding's claim was secured by all of the assets of the Debtors, and post petition, the secured claim was assigned to HMDR Investors.

                        TREATMENT UNDER PLAN: Impaired. Pursuant to the agreement of HMDR Investors, the Pacific Business Funding secured claim shall receive the same treatment as HMDR Investors' Administrative Claim, and shall be satisfied in full by the issuance to HMDR Investors in full by issuance of approximately 90% of the New Common Stock of the Reorganized HDI on the Effective Date or as soon as practicable thereafter.

                        Estimated Allowed Amount of Claims: $345,000
                        Estimated Percentage Recovery: 100%
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1B                      HMDR Investors Claim: HMDR Investors is the prepetition
                        and postpetition secured lender for the Debtors. The HMDR Investors' Secured Claim is represented by the DIP Loan made pursuant to the DIP Financing Agreement and the prepetition Term Loan.

                        TREATMENT UNDER PLAN: Impaired. Pursuant to the terms of the DIP Financing Agreement, and the agreement of HMDR Investors, the secured claims of HMDR Investors shall receive the same treatment as specified in connection with its Administrative Claim, and shall be satisfied in full by issuance of approximately 90% of the New Common Stock of the Reorganized HDI on the Effective Date or as soon as practicable thereafter.

                        Estimated Allowed Amount of Claims: $2,600,000 Estimated Percentage Recovery: 100%
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1C                      Internal Revenue Service Claim: Prepetition Secured
                        Claim by the Internal Revenue Service perfected against HDI and HDT, only. As of the Commencement Date, the Secured Claim of the Internal Revenue Service exceeded the value of its collateral.

                        TREATMENT UNDER PLAN: Impaired. At the option of Reorganized Debtors either (i) paid in full in Cash on the Effective Date or as soon as practicable thereafter, or (ii) paid over a six-year period from the date of assessment, as provided in Section 1129(a)(9)(C) of the Bankruptcy Code with interest payable at a rate of 6% per annum or as otherwise established by the Court.

                        Estimated Allowed Amount of Claims: $1,499,604
                        Estimated Percentage Recovery: 100%
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                                        4
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1D                      State of California, Employment Development Department
                        Claim: Prepetition Secured Claim by the State of California, Employment Development Department perfected against HDI and HDI, only. As of the Commencement Date, the Secured Claim of the State of California, Employment Development Department exceeded the value of its collateral.

                        TREATMENT UNDER PLAN: Impaired. At the option of Reorganized Debtors either (i) paid in full in Cash on the Effective Date or as soon as practicable thereafter, or (ii) paid over a six-year period from the date of assessment, as provided in Section 1129(a)(9)(C) of the Bankruptcy Code with interest payable at a rate of 6% per annum or as otherwise established by the Court.

                        Estimated Allowed Amount of Claims: $244,688.95 Estimated Percentage Recovery: 100%
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1E                      Judgment Collection Specialists, 180 Connect, Inc. 180
                        Digital Interiors, Inc. (collectively, "180 Connect"):
                        Prepetition Secured Claim of Judgment Collection Specialists, Inc. on behalf of Pyro Brand Development LLC perfected against HDI. Prepetition Secured Claim of 180 Connect perfected against DII and HDI.

                        TREATMENT UNDER PLAN: Impaired. The Reorganized Debtor shall commence an action against Judgment Collection Specialists and 180 Connect to avoid their respective Liens, and treating the Secured Claim of Judgment Collection Specialists as General Unsecured Claim and disallowing 180 Connect's Secured Claim in full, unless a different treatment is approved by the Court as a settlement and compromise, following notice, and opportunity for a hearing. In the event that either Judgment Collection Specialists and/or 180 Connect retain their respective Liens, Judgment Collection Specialists and/or 180 Connect shall each receive shares of New Common Stock of the Reorganized HDI in an amount equal to the amount of their respective Liens divided by the market value of the New Common Stock in full satisfaction of their respective Lien Claims.

                        Estimated Allowed Amount of Claim: $0
                        Estimated Percentage of Recovery: 100%
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1F                      Alameda County Treasurer and Tax Collector: Prepetition
                        Secured Claim of the Alameda County Treasurer and Tax Collector perfected against HDI.

                        TREATMENT UNDER PLAN: Unimpaired. The Reorganized Debtor shall pay the Allowed Secured Claim of Alameda County Treasurer and Tax Collector in Cash in full on the Effective Date.

                        Estimated Allowed Amount of Claim: $14.98
                        Estimated Percentage of Recovery: 100%
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                                        5
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1G et seq.              Other Secured Claims: This Class consists of all other
                        Secured Claims against the Debtors.

                        TREATMENT UNDER PLAN: Unimpaired/Impaired. Each Allowed Secured Claim in Class 1G will be treated as follows:
                        Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder, (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent.

                        Estimated Allowed Amount of Claims: $1,357.34
                        Estimated Percentage Recovery: 100%
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UNSECURED CLAIMS:       Unsecured claims include any claims that are not secured
                        including prepetition trade vendor claims, personal injury claims and claims by governmental entities on account of anything other than taxes.
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2                       Other Priority Claims: Priority Claims are Claims for
                        amounts entitled to priority under the Bankruptcy Code, and do not include any Administrative Claim or Tax
                        Claim. These unsecured Priority Claims include, among others: (a) unsecured Claims for accrued employee compensation earned within one hundred and eighty (180) days prior to the Petition Date, to the extent of $10,000 per employee: (b) contributions to employee benefit plans arising from services rendered within one hundred and eighty (180) days prior to the Petition
                        Date, but only for such plans to the extent of (i) the number of employees covered by such plans multiplied by $10,000, less (ii) the aggregate amount paid to such employees under section 507(a)(3) of the Bankruptcy
                        Code, plus the aggregate amount paid by each estate on behalf of such employees to any other employee benefit plan.

                        TREATMENT UNDER PLAN: Unimpaired: Satisfied in full by the payment of Cash by Reorganized HDI on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim or (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable Debtor and the Holder of such Claim.

                        Estimated Allowed Amount of Claims: $89,357.28 Estimated Percentage Recovery: 100%
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                                        6
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3                       General Unsecured Claims: These are generally claims
                        arising as a result of merchandise, services or unsecured financing provided to the Debtors and rejection of executory contracts and unexpired leases.

                        TREATMENT UNDER PLAN: Impaired. Each Holder of an Allowed Class 3 Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Claim receive its Pro Rata share of: (i) a $60,000 payment within thirty (30) days of the Effective Date or as soon as practicable thereafter; (ii) a $150,000 payment within thirty (30) days of the first anniversary date of Confirmation of the Plan; (iii) a $150,000 payment within thirty (30) days of the second anniversary date of Confirmation of the Plan; and (iv) 750,000 shares of New Common Stock representing approximately 10% of the New Common Stock of the Reorganized HDI; and (v) the Net Recoveries of any of the Litigation Claims.

                        Estimated Allowed Amount of Claims: $4,207.332.06 Estimated Percentage Recovery: 14%
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4                       Convenience Claims: These are General Unsecured Claims
                        of $5,000 or less generally held by trade vendors and Claims within the range of $5,000, not to exceed $10,000, provided the Holders of such Claims reduce their Claims to $5,000.

                        TREATMENT UNDER PLAN: Impaired. Within thirty (30) days after the Effective Date, each Holder of an Allowed Class 4 Claim shall, in lieu of treatment within Class 3 of this Plan and in full satisfaction, settlement, release and discharge of and in exchange for such Claim, receive a Cash payment equal to approximately 27% on account of its Allowed Convenience Claim. Holders of Allowed Class 4 Claims shall not receive any distribution of New Common Stock of the Reorganized HDI.

                        Estimated Allowed Amount of Claims: $370,642.88 Estimated Percentage Recovery: approximately 27%
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5                       HDI Common Stock and Security Claims: HDI Common Stock
                        and any Security Claims will be eliminated on Confirmation.

                        TREATMENT UNDER PLAN: Impaired. On the Effective Date, each Allowed Class 5 Interest or Claim shall not receive or retain any property under this Plan on account of such Interest or Claim. Class 5 is Impaired under this Plan and deemed to have voted to reject this Plan. The votes of Holders of Class 5 Interests or Claims (if any) are not being solicited.

                        Estimated Allowed Amount of Claims: N/A
                        Estimated Percentage Recovery: N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6                       HDT Common Stock: The only holder of this stock is HDI.

                        TREATMENT UNDER PLAN: Impaired. The Common Stock of HDT shall be eliminated on the Effective Date, and the holders of interests in this class receive nothing under this Plan. The votes of this Class of Claims or Interests in not being solicited.

                        Estimated Allowed Amount of Claims: N/A
                        Estimated Percentage Recovery: N/A
--------------------------------------------------------------------------------
7                       DII Common Stock: The only holder of this stock is HDT.

                        TREATMENT UNDER PLAN: Impaired. The Common Stock of HDT shall be eliminated on the Effective Date, and the holders of interests in this class receive nothing under this Plan. The votes of this Class of Claims or Interests are not being solicited.

                        Estimated Allowed Amount of Claims: N/A
                        Estimated Percentage Recovery: N/A.
--------------------------------------------------------------------------------
8 Old Equity Security, Old Securities Claims, Old Stock Rights. Any other Old Equity Securities, Old Stock Rights and Old Security Claims in HDI will be eliminated on the Effective Date.

                        TREATMENT UNDER PLAN: On the Effective Date each Allowed Class 8 Interest or Claim shall not receive or retain any property under this Plan on account of such Interest or Claim. Class 8 is Impaired under this Plan and deemed to have voted to reject this Plan. The votes of Holders of Class 8 Interests or Claims (if any) are not being solicited

                        Estimated Allowed Amount of Claims: N/A
                        Estimated Percentage Recovery: N/A
--------------------------------------------------------------------------------

I.      INTRODUCTION

        A.      OVERVIEW

        Home Director Inc., a Delaware corporation ("HDI"), Home Director Technologies, Inc., a Delaware corporation ("HDT"), Digital Interiors, Inc., a California corporation ("DII"), the debtors and debtors in possession in the above-captioned Chapter 11 Cases submit this Disclosure Statement pursuant to section 1125 of Title 11 of the United States Code (the "Bankruptcy Code"). The purpose of this Disclosure Statement is to provide Holders of Claims against and Interests in the Debtors with adequate information to enable them to make informed judgments about the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated

March 31, 2006, as the same may be amended (the "Plan"), filed by the Debtors with the United States Court for the Northern District of California - Oakland Division (the "Court") before exercising their right, if any, to vote for acceptance or rejection of the Plan. An acceptance or rejection of the Plan must be in writing, and may only be made by completing the Ballot that accompanies the Plan and mailing it to Home Director, Inc., 1475 South Bascom Avenue, Suite 210, Campbell, CA 95008, Attention: Daryl Stemm, in the enclosed envelope. In order for your vote to be counted, your completed Ballot must be received no later than July 14, 2006. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan. A term used, but not defined herein or in the Plan, but defined in the Bankruptcy Code, has the meaning given to that term in the Bankruptcy Code unless the context of this Disclosure Statement clearly requires otherwise. References to a code section are references to the Bankruptcy Code, except as otherwise stated.

        This Disclosure Statement describes the business background and operating history of the Debtors before the filing of the Chapter 11 Cases. It also summarizes certain significant events that have taken place during the Chapter 11 Cases and describes the terms of the Plan, which divides creditor claims and the interests of shareholders into classes and provides for the satisfaction of allowed claims and interests.

        The Plan provides for certain payments to Holders of Allowed Claims. The Plan further provides for the issuance of new stock in Reorganized HDI to certain Holders of Allowed Claims and to Home Director Investors, LLC on account of both prepetition and the debtor in possession financing provided by Home Director Investors to the Debtors. A detailed description of the Plan is set forth in Article V of this Disclosure Statement.

        Upon Court approval ("Confirmation") of the Plan, the Plan will be binding upon all creditors and shareholders regardless of whether an individual creditor or shareholder has voted in favor of the Plan. THE DEBTORS, THEREFORE, URGE YOU TO READ THIS DISCLOSURE STATEMENT AND THE PLAN CAREFULLY.

        B.      EXHIBITS AND ADDITIONAL INFORMATION

        Attached as Exhibits to this Disclosure Statement are copies of the following documents:

        o       List of Preserved Claims (Exhibit A)

        o       The Debtors' Projected Financial Information (Exhibit B); and

        o       The Debtors' Liquidation Analysis (Exhibit C).

        HDI voluntarily files public reports with the Securities and Exchange Commission that contain additional information about HDI, and its historic financial performance. The most recent filing is the Home Director, Inc., Quarterly Report Form 10-QSB for the quarter ended September 30, 2004. You may obtain copies of these documents by requesting them in writing from:

                               Home Director, Inc.
                              Attn: Mr. Daryl Stemm
                       1475 South Bascom Avenue, Suite 210
                               Campbell, CA 95008

      These documents can also be obtained via the internet at www.sec.gov.

        A Ballot for the acceptance or rejection of the Plan is also enclosed with this Disclosure Statement submitted to the Holders of Claims that are entitled to vote to accept or reject the Plan.

        On or about June 27, 2006, after notice and a hearing, the Court entered the Disclosure Statement Order, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

        The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each Holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

        C.      HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE

        Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected the Plan are entitled to vote to accept or reject a proposed plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a Chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests will receive no recovery under a Chapter 11 plan are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Article V of this Disclosure Statement.

        Classes 1A, 1B, 1C, 1D, 1E, 3, and 4 of the Plan are impaired and, to the extent Claims in such Classes are Allowed Claims, the Holders of such Claims will receive distributions under the Plan. As a result, Holders of Claims in those Classes are entitled to vote to accept or reject the Plan. Classes 1F, 1G(a), (b), and (c), and 2 of the Plan are unimpaired. As a result, Holders of Claims in those Classes are conclusively presumed to have accepted the Plan. Classes 5, 6, 7 and 8 of the Plan are impaired and are not scheduled to receive any distribution under the Plan. Section 1126(g) of the Bankruptcy Code provides that a class is deemed not to have accepted a plan if such plan provides that the interests of such class do not entitle the holders of such interests to receive or retain any property under the plan on account of such interests. As a result, Holders of Interests in Classes 5, 6, 7 and 8 are deemed to have voted to reject the Plan and the votes of such Holders are not being solicited.

        As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Interests vote to accept the Plan, except under certain circumstances. Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of Impaired Claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of Claims in that Class, but for that purpose counts only those who actually vote to accept or to reject the Plan. Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance. Thus, acceptance of the Plan by Classes 1A, 1B, 1C, 1D, 1E, 3, and 4 will occur only if at least two-thirds in dollar amount and a majority in number of the Holders of such Claims in each Class that cast their Ballots vote in favor of acceptance.

        A vote may be disregarded if the Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. For a more detailed description of the requirements for confirmation of the Plan, see
Article V of this Disclosure Statement.

        If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors reserve the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both. Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a Court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article V of this Disclosure Statement.

        In the event that a Class of Claims that is entitled to vote upon the Plan votes to reject the Plan, the Debtors' determination whether to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code will be announced prior to or at the Confirmation Hearing.

        D.      VOTING PROCEDURES

        If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

                               Home Director, Inc.
                                Attn: Daryl Stemm
                       1475 South Bascom Avenue, Suite 210
                               Campbell, CA 95008

        DO NOT RETURN ANY NOTES OR SECURITIES WITH YOUR BALLOT.

        TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY NO LATER THAN 5:00 P.M., PACIFIC STANDARD TIME, ON JULY 14, 2006. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

        Any Claim in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtors as unliquidated, disputed or contingent and for which no proof of claim has been filed is not entitled to vote unless the Holder of such Claim has obtained an order of the Court temporarily allowing such Claim for the purpose of voting on the Plan.

        Pursuant to the Disclosure Statement Order, the Court set July 14, 2006, as the record date for voting on the Plan. Accordingly, only Holders of record as of the Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

        If you are a Holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning this Disclosure Statement, the Plan or the procedures for voting on the Plan, please call the Debtors' Counsel's office, Bankruptcy Department, Wendel, Rosen, Black & Dean LLP, at (510) 834-6600.

        E.      CONFIRMATION HEARING

        Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on July 27, 2006, commencing at 2:00 p.m. Pacific Standard Time, before the Court, the Honorable Edward D. Jellen, Courtroom 215, U.S. Bankruptcy Court, 1300 Clay Street, Oakland, California 94612. The Court has directed that objections, if any, to confirmation of the Plan be served so that they are received on or before July 13, 2006, at 5:00 p.m., Pacific Standard Time and filed so that they are received by the Court on or before July 13, 2006, in the manner described below in Article V of this Disclosure Statement. The Court may adjourn the

Confirmation Hearing from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

        F.      NOTICES

        All notices, objections, requests and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

The Reorganized Debtors                         Counsel for the Debtors

Daryl Stemm                                     Elizabeth Berke-Dreyfuss, Esq.
Home Director, Inc.                             Wendel, Rosen, Black & Dean LLP
Chief Financial Officer                         1111 Broadway, 24th Floor
1475 South Bascom Avenue, Suite 210             Oakland, CA 94607
Campbell, CA 95008                              Telephone: (510) 834-6600
Telephone: (408) 559-1790                       Facsimile: (510) 834-1928
Facsimile: (408) 559-7100

Counsel for Home Director Investors, LLC        Home Director Investors, LLC

Barry Dubin, Esq.                               A. Stone Douglass
Cooper, White & Cooper LLP                      10200 Willow Creed Road
201 California Street, 17th Floor               San Diego, CA 92131
San Francisco, CA 94111                         Telephone: (858) 635-3916
Telephone: (415) 433-1900                       Facsimile: (858) 635-3976
Facsimile: (415) 433-5530

II.     DEBTORS' BUSINESS AND OPERATIONS PRIOR TO THE FILING

        A.      CORPORATE HISTORY OF THE DEBTOR

        HDI was incorporated in Delaware in October 1999. Until December 19, 2002, Home Director, Inc. was known as Netword, Inc. On that date, Home Director, Inc. changed its name and acquired all of the stock of Home Director Technologies, Inc. (formerly Home Director, Inc.) The acquisition was accomplished by the merger of Netword's special purpose subsidiary into HDT (the "Merger"). As a result of the Merger, the former stockholders of HDT acquired a majority of the voting interests in Netword; consequently, the Merger was treated as a reverse acquisition, with HDT treated as the acquirer for accounting purposes. The pre-Merger financial statements of HDT are treated as the historical financial statements of the combined companies. At the time of the Merger, Netword (HDI) had no continuing operations. As a result of the Merger, the business of HDT was HDI's only business. HDT acquired Digital Interiors, Inc. ("DII"), an installer of home networking products, on January 25, 2001 and acquired certain assets from Los Gatos Home Theatre, also an installer of home networking products, on May 14, 2001.

        B.      NATURE OF THE DEBTORS' BUSINESS

        HDT designs, manufactures, sells, and installs home networking solutions that connect audio systems, video and television services, security systems and utilities, personal computer and the internet. HDT's infrastructure products enable the distribution of services and digital content to devices in every room of a home for entertainment, communications, security and home control for simultaneous use by multiple household members. In 2001, HDT won the Innovative Technology Award from the national Association of Home Builders and Popular Science Magazine, and the Mark of Excellence Award from the Home Automation and Networking Association. HDT provides its home networking solutions to builders, developers, and homeowners through a network of distribution, installation services and technology business partners, including its wholly owned subsidiary, DII, which was acquired by HDT in 2001. HDT is a wholly owned subsidiary of HDI.

        HDT's products are marketed primarily for installation in new homes. Customers for the Debtors' home networking systems included some of the largest home builders in the United States, including KB Homes, Richmond America, DR Horton, Lennar and Arvida. Through its relationships and marketing arrangements with these and other home builders, HDT has direct access to home buyers that it uses to facilitate additional sales of its products while the buyers are in the process of selecting options for their new homes. The company's products have been sold to over 60,000 home owners in the United States and Canada.

        Home Director's home networking solutions are intended to function as the electronic foundation for linked access to third-party services and technologies, including those that are now available and those that may be offered in the future. Within a connected or networked home, the company's proprietary Network Connection Center can be used to interconnect a number of devices, appliances or gateways so they can be centrally controlled. With a properly featured Home Director system, a home owner can listen to music from speakers throughout the home, play different music in different areas of the home, view and manage digital photographs on television, network a number of computers within the home, remotely view other areas of the home, change or reconfigure telecommunications options within the home, and perform a variety of other automated functions.

        The company's home networking solution consists of structured wiring and proprietary hardware and software. This solution is based on Home Director's proprietary communications device, called the Network Connection Center. The Network Connection Center is a hardware installation offered in several configurations which houses structured wiring terminals and, in conjunction with applications software, connects and coordinates all of the networked applications and devices within the home. The structured wiring infrastructure can be scaled to high or low capacity levels in accordance with specific builder or consumer requirements. The Network Connection Center can support a variety of hardware and software products. Typically, the price to consumers of a complete, installed home networking solution ranges from $1,500 to $4,000, plus the cost of peripheral components and systems.

        C.      THE DEBTORS' OPERATIONS

        The Debtors previously raised money through a series of private offerings of debt and equity and asset-based borrowing from commercial lenders. Their operations relied on factoring and private methods of raising money, which funds were used for research and development, in addition to operations, until they ran out of operating cash. Having exhausted all means of raising capital, the Debtors sold the assets of DII, and reduced its operations in spring of 2005. Although operations were curtailed in the spring of 2005, the Debtors continued to operate by ensuring that its customers' needs were met, and attempting to try to find financing through every means available and contacting numerous lenders and investors. The Debtors located an investor, Home Director Investors, LLC, a Delaware limited liability company ("Home Director Investors") willing to provide the necessary working capital through the reorganization process, allowing the Debtors the opportunity to continue and increase their business operations.

        When this case was commenced, Pacific Business Funding, a division of Greater Bay Bank, N.A., held a first lien which encumbers all of the Debtors' assets in the estimated sum of $349,925.07. Pacific Business Funding assigned its lien to Home Director Investors. In addition, Home Director Investors also holds a second lien on all of the Debtors' assets in the sum of $100,000 due to a pre-petition loan that Home Director Investors made to the Debtors on the eve of the commencement of this case. As indicated elsewhere, Home Director Investors has agreed to loan the Debtors $2.5 million, which by consent, will be senior to the other pre-existing liens. The unsecured creditors are owed approximately $4.6 million.

        D.      COMPETITIVE STRENGTHS OF THE DEBTORS

                1.      Sales and Marketing Strategy

        The Debtors currently target our products and services primarily to the new home market. Our systems involve in-wall construction activities and are, therefore, inherently more expensive and inconvenient to install in existing residences than in new homes under construction. To reach the new-home market, the Debtors concentrate their marketing efforts on creating and enhancing relationships with home builders and developers who have direct access to purchasers of new homes at the very time when they are making decisions regarding the design, function and financing of their new homes.

        The Debtors' "Intelligent Home Marketing Program" standardizes and streamlines its approach to sales, design, installation and customer support for our networking solutions. Using each participating builder's blueprints for a home development project, the Debtors recommend the most appropriate standard packages and application modules for potential buyers, including standard voice, video, data, security and home management features consistent with the overall designs contemplated by the blueprints. The Debtors display their products and systems in the builder's showroom or model, where a sales representative is available to consult with each home buyer at the same time the buyer is selecting other home options, such as cabinets, carpeting and tile.

        The Debtors currently have joint marketing relationships with home builders in Texas and, subject to demand and the availability of capital, plan to establish similar relationships with builders in new geographic areas. In Debtors' existing relationships, the Debtors try to obtain the builder's or developer's commitment to purchase and include a home networking package in all of the housing units within a new-home development. With this commitment, the Debtors are assured of a revenue stream from each home sale in the development, based on the package selected by the builder, and further revenue from sales of add-ons, upgrades and application modules selected by individual home buyers.

        The Debtors' home networking solutions are flexible enough to accommodate builders' requirements for virtually all levels of housing units, including production, semi-custom and custom homes. Builders of production and semi-custom homes provide high-volume deployment of the Debtors' infrastructure products. Builders of custom homes provide early deployment of new technology in high-end home solutions and tend to yield useful feedback for future product and service offerings.

        The Debtors believe that they will be able to maintain and increase their alliances with builders and developers for a number of reasons, including the following:

        (1) Turnkey Solution - the Debtors provide a single-source, home networking solution;

        (2) Competitive Advantage - the Debtors afford their allied builders and developers a differentiated and technically-advanced product that distinguishes their business from their competitors; and

        (3) Increased Revenues - Builders and developers generate additional revenue from sales of the Debtors' products. They buy the Debtors' systems and include them in the total cost of the homes they sell.

        Notwithstanding the foregoing, the Debtors acknowledge that the housing industry faces certain risks. The housing industry is cyclical and seasonal, and the Debtors expect that their revenues from new residential installations will be affected by the factors that affect the housing industry, both generally and in the specific areas where the Debtors systems are sold. These factors include:
(1) changes in economic conditions, interest rates and employment levels; (2) consumer confidence and income; (3) the availability and cost of mortgage financing; and (4) demand for housing.

        The housing market is subject to various risks, including overbuilding, delays in construction schedules, changes in government regulations, increases in interest rates and energy costs and increases in real estate taxes and other local government fees. The home building industry has, from time to time, experienced fluctuating lumber prices and supply, limited availability of suitable land and construction funds as well as serious shortages of labor and materials. The Debtors' business could be adversely affected by these factors or by other factors, such as adverse weather conditions and natural disasters, including hurricanes, tornadoes, droughts, floods and brushfires, which delay or prevent home building activities.

                2.      Intellectual Property

        The Debtors own or have rights to use proprietary technology that the Debtors believe afford them a current competitive advantage. This technology is not, however, fully protected from infringement by competitors or from their introduction of non-infringing technologies. Prepetition, the Debtors have filed and intend to continue to file patent applications on various technologies in the United States and the Debtors believe that they have obtained two patents and have six patents pending. Nevertheless, the Debtors acknowledge that they may not be able to obtain additional patents, and their existing patents or any additional patents they obtain could subsequently be invalidated for any of a variety of reasons. Even with patented technology, existing United States laws afford only limited intellectual property protection. Furthermore, the enforcement and defense of patents can be extremely costly and divert management and other resources from productive activity. Therefore, the Debtors also rely on a combination of trade secrets, copyright and trademark law, nondisclosure agreements and technical measures to protect their proprietary technology. Even these steps, however, may not be adequate to deter misappropriation, and the Debtors' proprietary position remains subject to the risk that their competitors will independently develop non-infringing technologies that are substantially equivalent or superior to their technologies. Even to the extent the Debtors obtain patent protection, they remain subject to the risk that third parties will assert infringement claims against them. Such claims could result in costly litigation or require us to redesign infringing products or obtain a license to use the intellectual property of third parties. Such licenses might not be available on reasonable terms or at all. Any infringement claims resolved against the Debtors could adversely affect their ability to continue in their business.

        E.      THE DEBTORS' CURRENT AND ONGOING BUSINESS STRATEGIES

                1.      Short and Long Term Strategies

        Prior to the commencement of the Chapter 11 Cases, in March 2005, the Debtors sold substantially all of the assets of DII, with the exception of DII's account receivables, to an unrelated entity. Although the Debtors vacated their then business location in Livermore, California, the Debtors continued to operate to liquidate and collect assets, sell assets and to ensure that its customers' needs were met, and that crucial customer and vendor relationships remained intact.

        Since the Debtors filed the Chapter 11 Cases, the Debtors have focused on establishing forward-looking relationships and developing a business plan that meets two key challenges:

                a. Generation on a short-term basis of sufficient cash (through a debtor in possession financing and collection of the accounts receivable of DII and HDT), to cover operating expenses, and the costs associated with the petition filing; and

                b. Implementation of longer-term strategic changes that provide future organizational and financial support required to enhance HDI value and to drive top line revenue, as well as fund the Plan.

Each of the Debtors' strategic, structural and operational strategies is designed to address one of these two challenges. The Debtors will focus their initial efforts on growing its sales organization, expanding its product lines, and seeking strategic relationships with builders and developers to increase the number of homes under contract that include a home networking package in all of the units, and to increase the amount of revenue per home, within a new-home development. The Debtors will then leverage this sales channel and seek strategic partnerships with consumer electronics, home networking, communication, security and control manufacturers to enhance their product offerings for further revenue. The strategic partnerships may provide additional working capital by way of co-marketing or co-development dollars that may further increase the number of homes the Debtors have under contract. Furthermore, the Debtors believe that funds may be available, for short-term working capital needs, from commercial banking sources using the Debtors' account receivable as collateral.

        For the two ensuing years, the Debtors will focus on specific tactics to achieve these operating strategies and improve the Debtors financial performance and financial position.

                2.      Debtor in Possession Financing

        In order to proceed with the reorganization process, motivated by a cash flow crisis and an opportunity to maximize the return to unsecured creditors, on or about October 14, 2005, the Debtors entered into a debtor in possession financing agreement (the "DIP Financing Agreement") with Home Director Investors, LLC approved by an order of the Court entered on November 14, 2005, whereby Home Director Investors, LLC agreed to provide the Debtors with a post-petition super priority debtor in possession financing in the sum of $2,500,000 (the "Financing"). The Debtors anticipate that they will receive the full amount of the Financing in incremental payments by July 27, 2006. Pursuant to the terms of the DIP Financing Agreement, amounts loaned by Home Investors to the Debtors will be converted into a controlling equity interest of the reorganized Debtors upon confirmation of a plan of reorganization materially consistent with the DIP Financing Agreement. Furthermore, in accordance with the terms of the DIP Financing Agreement, the managing member of Home Directors Investors, A. Stone Douglass, has been appointed as interim Chief Reorganization Officer of HDI and a member of the Board of Directors of HDI.

        Home Director Investors was formed for the purpose of acquiring the equity of the Debtors. The managing member of Home Directors Investors is A. Stone Douglass. The Debtors believe that Home Director Investors has a wealth of experience and resources that make it uniquely situated to contribute to the successful reorganization of the Debtors.

        Prior to entering into the DIP Financing Agreement, the Debtors had little working capital. The Debtors intend to use the proceeds of the Financing, in conjunction with cash flows from the Debtors' operations, to meet all of the Debtors operational expenses as well as make all of the distributions under the Plan.

        F.      PREPETITION CAPITAL STRUCTURE OF THE DEBTORS

        Prior to the commencement of the case, Debtors raised money through a series of private offerings of debt and equity and asset-based borrowing from commercial lenders. Debtors' operations relied on factoring and private methods of raising money, which funds were used for research and development, in addition to operations.

                1.      Description of Old Capital Stock

        The authorized capital stock of HDI consists of 40,000,000 shares of common stock, $.01 par value (the "Common Stock"), and 2,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock").

                2.      Common Stock

        As of September 30, 2004, there were 16,035,715 shares of Common Stock issued and outstanding held by over 600 holders of record, and 2,242,047 outstanding stock options.

                3.      Preferred Stock

        Although authorized, HDI has no issued or outstanding shares of Preferred Stock.

                4.      Warrants

        As of September 30, 2004, there were 22,331,475 outstanding warrants for common stock.

        G.      MATERIAL PROCEEDINGS

        There are several different circumstances that may create liability for HDI in the future.

                1.      Potential Claim of Home Director Investors

        If the proposed Plan is not confirmed, pursuant to the terms of the DIP Financing Agreement, HDI is required to pay Home Director Investors a termination fee of $100,000.

                2.      Indemnification Claims

        Although the Debtors are unaware of any asserted or potential indemnification claims, DII's and HDT's contracts with builders may contain indemnification provisions for work performed.

///

///

///

III.    EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

        DII, the installation subsidiary for HDI, provided HDI with the bulk of its revenues over the years. In 2003-2004, the installation business accounted for about 70 percent of HDI's revenues.

        The last unaudited financial report issued by HDI for the nine-month period ending September 2004, showed a net loss of about $5 million.

        The Debtors believe that even though DII accounted for a majority of the Debtors' revenue, that the installation subsidiary accounted for its losses as well. The Debtors had seen its product revenues slip away over the years - from a high of $13.2 million in 2001 (when net loss for the year exceeded $30 million) to a low of roughly $2 million in 2004. The Debtors attribute the slide to many factors, including intense price competition, the burden of owning an integration company that competed with independent dealers, and misplaced faith in a partnership with national company partner.

        With revenues drying up, despite raising significant funds through private placements in 2004, Home Director was unable to fill some customer orders, leaving dealers and distributors to turn to other structured-wiring vendors.

        Unable to raise additional capital, the Debtors commenced the filing to take advantage of the capital offering by Home Director Investors as a mechanism to regenerate its product business.

IV.     CHAPTER 11 EVENTS

        A.      ADMINISTRATIVE ORDERS AND MATTERS

                1.      Introduction

        On September 28, 2005, (the "Petition Date"), HDI, HDT and DII filed their respective voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Shortly after the commencement of the Chapter 11 Cases, the Court held several hearings on emergency motions presented by the Debtors on a variety of matters. The Debtors obtained Orders of the Court, inter alia, (a) authorizing the joint administration of the Debtors Chapter 11 cases; (b) authorizing the Debtors to employ and compensate legal counsel, (c) authorizing the Debtors to enter into the

DIP Financing Agreement, on an interim and final basis; (d) and to retain an account collection specialist to assist the Debtors in collection of prepetition accounts receivable, and to settle accounts receivable claims without court authority, with the permission of the secured creditor with an interest in the accounts receivable.

        The Debtors continue to operate their business and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No creditors' committee has been appointed in any of the Debtors' cases.

                2.      The DIP Financing Agreement and Corresponding Order

                        a. Terms of the DIP Financing Agreement and Corresponding Order.

        The DIP Financing Agreement provides that Home Director Investors (referred to at times as "Lender") will make the Financing (referred to at times as the "DIP Loan") in the amount of $2.5 million to the Debtors for the Debtors' working capital needs through Confirmation of the Plan of Reorganization. The full amount of the DIP Loan was supposed to be funded prior to Confirmation in incremental payments. The Debtors' projections are based upon the assumption that the full amount of the DIP Loan will be received, in increments, by July 27, 2006. The terms are as follows:

        The DIP Loan will bear interest at the prime rate plus two percentage points.

        The Debtor shall pay a commitment fee of one (1) percentage point, which shall be added to the principal balance of the Loan upon funding of the first advance under the Loan.

        Interest will accrue on the outstanding amount of the DIP Loan but will not be payable until maturity. All outstanding principal will be due at maturity. Draws may be made by the Debtor under the DIP Loan Agreement pursuant to a budget approved by Home Director Investors, however, the entire $2,500,000 commitment is supposed to be funded prior to Confirmation.

        The DIP Loan will be a super-priority administrative claim secured by a first lien on all of the assets of the Debtors. The current holders of the first and second liens have agreed to subordinate their lien. (Home Director Investors holds both the first and second liens.); a separate provision of the DIP Loan Agreement recognizes that it does not "prime" certain liens of record: (i) the liens of the Internal Revenue Service (against HDT and HDI only); (ii) the liens of the State of California, Employment Development Department (against HDT and HDI); (iii) the liens of the Treasurer and Tax Collector of Alameda County; and (iv) the Judgment Lien of Pyro Brand Development LLC (recorded against HDI only), absent their consent. (Although none of those secured creditors have consented, each of those secured creditors are junior to the first priority lien of Pacific Business Funding, which has a first priority lien against all of the assets of all of the Debtors, and which first priority lien was assigned to Home Director Investors.)

        The secured super priority administrative lien is subject to a carve-out for professional fees which provides a carve-out for professional fees incurred by the professionals and the U.S. Trustee in this chapter 11 bankruptcy case, including the payment of up to $50,000 for any Unsecured Creditors' Committee Counsel, and $25,000 for a Chapter 7 Trustee.

        The DIP Loan provides that it will mature at the earlier of (i) March 31, 2006; (ii) confirmation of a plan acceptable to Lender that provides Lender with ownership of approximately 90% of the outstanding shares of new common stock of the Debtor, which shares shall be issued pursuant to Bankruptcy Code section 1145(a); (iii) conversion of any of the Debtors' bankruptcy cases to a case under chapter 7 of the Bankruptcy Code; (iv) dismissal of the bankruptcy case; (v) appointment of a trustee in the case; (iv) confirmation of a competing plan; and (vii) HDI shall cease to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (Lender acknowledges that HDI is not current in filing reports pursuant to Section 13 under the Exchange Act and it is unlikely that it will be able to become current in its filings during the contemplated Chapter 11 case). However, the Debtors have negotiated with and Home Director Investors has agreed, in writing, to extend the maturity date of the DIP loan and Term Loan to August 1, 2006.

        As of the Commencement Date, the Debtors were no longer corporations in good standing in the States of Delaware and California. Before undertaking the acts necessary to consummate the Plan, consolidate and merge HDT and DII in and with HDI, and to issue the New Common Stock of Reorganized HDI, the Debtors must take the acts necessary to reinstate each Debtor in good standing in their respective states of incorporation of Delaware and California and to pay all outstanding franchise taxes in connection therewith, which the Debtors anticipate to be $6,719.

        Upon confirmation of a Plan (and reinstatement of each Debtor) both the DIP Loan (representing both Home Directors Investors Secured Claim and Administrative Claim) and the pre-petition Term Loan that Home Director Investors made to Debtors pursuant to a pre-petition secured term note dated September 20, 2005 in the principal amount of $100,000 (collectively, the "Home Director Investors Loans") shall be repaid in full, including all accrued interest, through the issuance to Home Director Investors (or its assignee(s)) of 6,500,000 shares of New Common Stock, representing approximately 90% of the shares of New Common Stock of Reorganized HDI, which shares shall be issued pursuant to Bankruptcy Code section 1145(a), subject to approval of the Bankruptcy Court in the context of a confirmed plan of reorganization.

        In the event that a Plan is not confirmed that is consistent with these terms through no fault of Home Director Investors, Home Director Investors will be entitled to a payment from the Debtors of a termination fee of $100,000.

        Under the terms of the DIP Financing Agreement, Debtors have agreed not to oppose a motion for relief from stay in the event of a default.

        Under the terms of the DIP Financing Agreement, Debtors have agreed to propose a Plan of Reorganization consistent with the terms set forth in the term sheet attached to that agreement and included in this Plan.

                        b.      The Prepetition Creditors

                                i.      Pacific Business Funding.

        On March 23, 2004, the Debtors and Pacific Business Funding entered into a Factoring Agreement, pursuant to which Pacific Business Funding made financial accommodations to the Debtors. The Factoring Agreement was secured by all of the assets of all of the Debtors. Prior to the Commencement of the Chapter 11 Cases, the Debtors defaulted under the Factoring Agreement. As of the Petition Date, the amount owing to Pacific Business Funding was $350,097, exclusive of any attorneys' fees, and other obligations that may be owing under the Factoring Agreement. After the Commencement of the Chapter 11 Cases, Home Director

Investors purchased the Secured Claim of Pacific Business Funding, and received an assignment of the Secured Claim.

        Under the terms of the Plan and pursuant to the agreement of Home Director Investors, the secured obligation owing to Home Director Investors as assignee of Pacific Business Funding will be satisfied in connection with the treatment of Home Director Investors Administrative Claim and Secured Claim by the issuance to Home Director Investors (or its assignee(s)) of approximately 90% of the New Common Stock of the Reorganized HDI.

        The Debtors believe that Home Directors Investors will vote in favor of the Plan.

                                ii.     Home Director Investors

        In addition to the DIP Financing Agreement, which is a postpetition obligation, as of the Commencement Date, the Debtors were indebted to Home Director Investors for the Term Loan. The Term Loan is based upon that certain Term Note dated September 20, 2005, in the principal amount of $100,000. Home Director Investors secured the repayment of the Term Note by a security interest in all of the assets of all of the Debtors.

        Under the terms of the DIP Loan Agreement and the Plan, the secured obligation owing to Home Director Investors under the Term Note will be satisfied in full, including accrued interest, by the issuance to Home Director Investors (or its assignee(s)) of approximately 90% of the New Common Stock of the Reorganized HDI.

        The Debtors believe that Home Directors Investors will vote in favor or the Plan.

                                iii.    Priority Tax Claims

        Prior to the Commencement Date, Debtors were no longer corporations in good standing in the States of Delaware and California. Before undertaking the acts necessary to consummate the Plan, and consolidate and merge HDT and DII, in and with HDI, and to issue the New Common Stock of Reorganized HDI, the Debtors must pay all outstanding franchise taxes for reinstatement, which amount the Debtors anticipate and believe qualify as a Secured Priority Claim (as to the State of Delaware ) or as Priority Tax Claims pursuant to Bankruptcy Code ss. 507(a)(8). The Debtors anticipate that the outstanding franchise taxes owing to the States of Delaware and California for reinstatement are $6,719. To the extent not already paid in full, the

Debtors will pay the amounts owing for reinstatement in full in Cash on the Effective Date or as soon as practicable thereafter.

        In addition, the State Board of Equalization filed a claim in the amount of $159,576.42 for priority taxes under Bankruptcy Code ss. 507(a)(8). Under the terms of the Plan, the Debtors propose to treat the claim of the State Board of Equalization as a priority tax claim, and by paying that claim (in equal monthly installments) over a period not exceeding six (6) years from the date of assessment, plus interest from the Effective Date of the Plan.

                                iv.     The Internal Revenue Service

        On August 11, 2005 and August 12, 2005, the Internal Revenue Service recorded Notices of Tax Liens against HDT and HDI with the Secretary of State of the State of California and the Recorder for the County of Alameda, in a total amount of $1,499,603. The Debtors take the position (i) that the lien of the Internal Revenue Service is junior to the first priority lien of Pacific Business Funding (assigned to Home Director Investors); (ii) that the Internal Revenue Service lien attached only to the prepetition assets of HDI (which is its stock ownership of HDT) and the accounts receivable of HDT, which the Debtors believe to have a net realizable value of approximately $45,000; and
(iii) therefore, the claims of the Internal Revenue Service are either undersecured or unsecured priority tax claims.

        Under the terms of the Plan, the Debtors propose to treat the claims of the Internal Revenue Service as a priority tax claim, and by paying that claim (in equal monthly installments) over a period not exceeding six (6) years from the date of assessment, plus interest from the Effective Date of the Plan.

        The Debtors do not know if the Internal Revenue Service will consent to the Plan.

                                v.      State of California, Employment
                                        Development Department.

        On September 13, 2005, September 21, 2005, October 12, 2005 and October 17, 2005, the Employment Development Department recorded Notices of Tax Liens against HDT and HDI with the Secretary of State of the State of California and the Recorder for the County of Alameda, in a total amount of $244,688. The Debtors take the position (i) that the lien of the Employment

Development Department is junior to the first priority lien of Pacific Business Funding (assigned to Home Director Investors) and junior to the lien of the Internal Revenue Service; (ii) that the Employment Development Department lien attached only to the prepetition assets of HDI (which is its stock ownership of HDT) and the accounts receivable of HDT, which the Debtors believe to have a net realizable value of approximately $45,000; and (iii) therefore, the claims of the Employment Development Department are either undersecured or unsecured priority tax claims.

        Under the terms of the Plan, the Debtors propose to treat the claims of the Employment Development Department as a priority tax claim, and by paying that claim (in equal monthly installments) over a period not exceeding six (6) years from the date of assessment, plus interest from the Effective Date of the Plan.

        The Debtors do not know if the Employment Development Department will consent to the Plan.

                                vi.     Disputed Secured Claims

                                        (A)     Judgment Collection Specialists

        On September 16, 2005, Judgment Collection Specialists recorded a judgment lien on behalf of Pyro Brand Development LLC in the Office of the County Clerk for Dallas, Texas against HDI in the amount of $31,535. The Debtors take the position that the Judgment Lien, recorded within the ninety (90) days of the Commencement Date, constitutes a preferential transfer. Therefore, the Debtors, after Confirmation, will initiate an adversary proceeding against Judgment Collection Specialists to avoid the Judgment Lien, and will seek to treat that claim as a General Unsecured Claim under the terms of the Plan unless a different treatment is approved by order of the Court as a settlement and compromise, following notice, and opportunity for a hearing. In the event that Judgment Collection Specialists retains its Judgment Lien, under the Plan, the Debtors propose to distribute to Judgment Collection Specialists shares of New Common Stock of the Reorganized HDI in an amount equal to the amount of its Judgment Lien divided by the market value of the New Common Stock in full satisfaction of its Lien Claim.

                                        (B)     180 Connect.

        180 Connect recorded a UCC-1 against DII and HDI with the Secretary of State of the State of California, as document No. 05-7020010257 in connection with the purchase and sale of the assets of DII. The Debtors do not believe that 180 Connect has a Secured Claim against the Debtors. Therefore, the Debtors, after confirmation, will initiate an adversary proceeding against 180 Connect to avoid its Lien and disallow any Security Claim asserted by 180 Connect in full, unless a different treatment is approved by order of the Court, following notice and opportunity for a hearing. In the event 180 Connect retains its Lien, under the Plan, the Debtors propose to distribute to 180 Connect shares of New Common Stock of the Reorganized HDI in an amount equal to its Lien divided by the market value of the New Common Stock in full satisfaction of its Lien.

                                vii.    Alameda County Treasurer and Tax
                                        Collector.

        On February 2, 2004, Alameda County recorded a tax lien for unsecured property taxes against HDI in the amount of $14.68. The Debtors intend to pay the tax lien for Alameda County in full on the Effective Date. Because Alameda County is unimpaired under the terms of the Plan, the Debtors believe that Alameda County is presumed to have consented to the Plan.

                                viii.   Priority Creditors

        In the course of the Debtors' operations, the Debtors maintained all employees through HDT. Between January 2005, and when the Debtors reduced its operations in April 2005, the Debtors terminated most employees, with the exception of five (5). The Debtors anticipate that fifteen (15) employees are owed wages incurred during the one hundred and eighty (180) days preceding the Commencement of the Chapter 11 Cases. The portion of the employees' claims in excess of $10,000 as well as all other previously terminated employees' claims, to the extent that any such claim exists, are general unsecured claims. Under the terms of the Plan, with respect to the priority wage portion of employee claims, the Debtors intend to pay priority wage claims in full on the Effective Date. The Debtors do not believe there are any other claims entitled to priority. Because the priority creditors are unimpaired, the Debtors believe that they are presumed to have consented to the Plan.

                                ix.     General Unsecured Claims

        All other Claims are general unsecured claims, which would include the non-priority portion of any wage claims, vendor and supplier claims, customer claims, and any claims for the rejection of any executory contracts or leases. Under the terms of the Plan, the Debtors propose to pay general unsecured claims the Pro Rata share of: (i) a $60,000 payment within thirty days of the Effective Date or as soon as practicable thereafter; (ii) a $150,000 payment within thirty
(30) days of the first anniversary date of the date of Confirmation of the Plan;
(iii) a $150,000 payment within (30) days of the second anniversary date of Confirmation of the Plan; (iv) 750,000 shares of New Common Stock representing approximately 10% of the New Common Stock of the Reorganized HDI; and (v) the Net Recoveries of any Litigation Claims, which will be paid at the time of the other Cash distributions.

        In addition, the Plan proposes to offer a Convenience Class, which would allow General Unsecured Creditors whose Claims are less than $5,000 and General Unsecured Creditors Claims are within the range of $5,000, not to exceed $9,999; provided the Holders of such Claims elect to reduce their Claims to $5,000, to be included and treated as a Convenience Claim, to receive payment of approximately 27% of the amount of their Claim in Cash on the Effective Date.

        The Debtors estimate that the return to non Convenience Class General Unsecured Creditors is approximately 14% of the Claim. Because the proposed distribution to General Unsecured Creditors represents the only possible distribution in the event of liquidation of the Debtors' assets, the Debtors believe that the general unsecured creditors will consent to the Plan.

                3.      Summary of Claims Process, Bar Date and Claims Filed

                        a.      Schedules and Statements of Financial Affairs

        On October 4, 2005, each of the Debtors filed with the Court their own individual schedules of assets and liabilities and a statement of financial affairs (the "Schedules and Statements") as of the Petition Date. The Schedules and Statement may have been amended since that time.

        For financial reporting purposes, HDI prepares consolidated financial statements that are filed with the Securities and Exchange Commission. Unlike the consolidated financial statements, the Schedules and Statements reflect the assets and liabilities of each of the Debtors on the basis of the Debtors' non-audited books and tax records. HDI does not prepare detailed financial statements for each of its affiliated debtors and the Debtors do not maintain full, separate, stand-alone accounting records in their general ledger for each of the Debtor entities. This means that audited financial statements and supporting schedules have not been prepared for each Debtor.

                        b.      Claims Bar Date

        On September 29, 2005 in the HDT and DII Chapter 11 Cases, and on November 5, 2005, in the HDI Chapter 11 Case, the Court entered an "order" establishing the general deadline for filing proofs of claim against the Debtors on January 30, 2006 ("Bar Date"). The deadline established by the Court for Claims did not include the Claims of governmental units. The Claims of governmental units were required to be filed not later than 180 days after the Commencement of the Case on September 28, 2005, which Bar Date was March 28, 2006. The foregoing Bar Dates do not include the bar date for Claims based on the rejection of executory contracts and unexpired leases and certain other Claims which the bar date is the later of: (1) the Bar Date; or (2) the first business day that is at least thirty (30) calendar days after (a) the mailing of notice of the entry of the order first approving the rejection of such contract or lease, (b) the mailing of notice of the entry of an order or judgment avoiding a transfer, or (c) the date any relevant tax Claim first arises.

                        c.      Proofs of Claim and Other Claims

        According to the Debtors' records, a total of 93 proofs of claim were filed against the Debtors asserting claims in the total face amount of approximately $7.2 million. The approximate amounts of claims scheduled by the Debtors, amounts of claims filed by claimants and amounts of claims that the Debtors believe will be allowed in each Class is summarized as follows:

--------------------------------------------------------------------------------
                                                                   Approximate
                                                                 Amount Debtors
                                   Amount                         Believe Will
             Class               Scheduled      Amount Filed*      Be Allowed
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   Approximate
                                                                 Amount Debtors
                                   Amount                         Believe Will
             Class               Scheduled      Amount Filed*      Be Allowed
--------------------------------------------------------------------------------
Priority Tax Claims            $            0   $            0   $    166,295.42

--------------------------------------------------------------------------------
Classes 1C, 1D, and 1F
Secured (Priority) Tax
Claims                         $ 1,085,797.22   $ 1,749,081.57   $  1,845,851.00

--------------------------------------------------------------------------------
Class 1E
Judgment Collection
Specialists                    $    31,535.87   $    31,535.87   Will be treated
                                                                 as a Class 3
                                                                 Claim

180 Connect                    $            0   $            0   $             0

--------------------------------------------------------------------------------
Class 1G et seq. - Other
Valid Secured Claims           $            0   $     1,593.85   $      1,357.34

--------------------------------------------------------------------------------
Class 2 - Other Priority
Claims (composed of wage
claims)                        $    89,255.56   $ 2,457,192.40   $     89,357.28

--------------------------------------------------------------------------------
Class 3 - General Unsecured
Claims                         $ 3,030,316.27   $ 2,876,189.21   $  4,207,332.06

--------------------------------------------------------------------------------
Class 4 - Convenience Class
(includes Claims of $5,000     $   378,001.41   $   116,450.81   $    370,642.88
or less; primarily composed
of trade vendor claims; and
Claims within the range of
$5,000, not to exceed
$10,000, provided the
Holders of such Claims
reduce their Claims to
$5,000))

--------------------------------------------------------------------------------
Totals                         $ 4,614,906.33   $ 7,232,043.71   $  6,680,835.98

--------------------------------------------------------------------------------
* Includes claims of Creditors who Debtors believe erroneously filed claims.
--------------------------------------------------------------------------------

        As a result of the foregoing analysis conducted by the Debtors, the Debtors believe that Allowed Claims, including administrative claims of approximately $0.6 million, in the Chapter 11 Cases, will not exceed approximately $7.2 million in the aggregate. However, there can be no assurance that the Debtors will be successful in contesting any such claims.

                4.      Other Administrative Matters

        Early in the Chapter 11 Cases, the Debtors met with and were interviewed by the staff attorney of the Office of the United States Trustee (the "US Trustee"). During the Chapter 11 Cases, the Debtors have complied with certain requirements promulgated by that office with respect to the filing of the required monthly operating reports ("MORs"). On October 27, 2005, HDT and DII each appeared, and on December 5, 2005, HDT appeared at a 341(a) meeting of creditors -- known as the First Meeting of Creditors -- to answer questions of creditors and parties in interest. The US Trustee conducted the 341(a) meetings.

        B.      MISCELLANEOUS ISSUES

V.      SUMMARY OF THE PLAN

        THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT AND IMPLEMENTATION OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND TO THE EXHIBITS ATTACHED THERETO.

        ALTHOUGH THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN, THIS DISCLOSURE STATEMENT DOES NOT PURPORT TO BE A PRECISE OR COMPLETE STATEMENT OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

        THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN WILL CONTROL THE TREATMENT OF CREDITORS AND EQUITY SECURITY HOLDERS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS, THE REORGANIZED DEBTORS AND OTHER PARTIES IN INTEREST.

        A.      OVERALL STRUCTURE OF THE PLAN

        Shortly after filing for relief under Chapter 11 of the Bankruptcy Code, the Debtors focused on the formulation of a plan of reorganization that would allow them to quickly emerge from Chapter 11 and preserve their value as a going concern. The Debtors recognize that in the competitive arena, in which they operate, a lengthy and uncertain Chapter 11 case would detrimentally affect the confidence in the Debtors by their respective vendors and customers, further impair their financial condition and dim the prospects for a successful reorganization. The terms of the Plan are based upon, among other things, the Debtors' assessment of their ability to achieve the goals of the business plan, make the distributions contemplated under the Plan and pay their continuing obligations in the ordinary course of the Reorganized Debtors' business.

        Under the proposed Plan, the Debtors will be substantively consolidated, with HDI remaining as the Reorganized HDI. Under the proposed Plan, the Reorganized HDI will distribute Cash, and securities, pursuant to Bankruptcy Code section 1145(a), in respect of the Claims as provided in the Plan. Essentially, on or as soon as practicable after the Effective Date: (1) the Allowed Secured Claims of Pacific Funding and Home Directors Investors (or its assignee(s)) will receive certain distributions of approximately 90% (6,500,000 shares) of the New Common Stock of the Reorganized HDI; (2) the Secured Claims of the Internal Revenue Service and the State of California, Employment Development Department, each will be paid in equal monthly installments, with interest, over a period of six years from the date of assessment of their respective tax obligations; (3) unless otherwise approved by the Court, the Secured Claim of Judgment Collection Specialists will be avoided as a preference, and treated as a General Unsecured claim; and any Secured Claim of 180 Connect will be avoided and disallowed in full; (4) the Secured Claim of the Treasurer and Tax Collector of Alameda County will be paid in full; (5) to the extent not already paid, the Priority Tax Claims for the franchise taxes for the States of Delaware and California for corporate reinstatement will be paid in full in Cash; and any Priority Tax Claim of the California State Board of Equalization will be paid in equal monthly installments, with interest, over a period of six years from the date of assessment; (6) Priority Wage Claims will be paid in full with Cash; (7) General Unsecured Creditors will receive a Pro

Rata distribution of $360,000, over a three year period of time, plus approximately 10% (750,000 shares) of the New Common Stock of the Reorganized HDI; (8) General Unsecured Creditors of claims of less than $5,000 (plus General Unsecured Creditors of Claims less than $10,000.00 who elect to reduce their Claims to $5,000) will receive a Cash distribution of approximately 27% of their Allowed Claim; and (9) Interest Holders will not receive any equity interests in the Reorganized Debtors or distributions. The Debtors believe that, through the Plan, Holders of Allowed Claims will obtain a greater recovery from the estates of the Debtors than they would receive if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

        B.      THE LAW OF SUBSTANTIVE CONSOLIDATION

        Generally, substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors for certain purposes under a plan. The effect of consolidation is the pooling of assets of, and claims against, the consolidated Debtors; satisfying liabilities from a common fund; and combining the creditors of the Debtors for purposes of receiving distributions under reorganized plans. The authority of a Court to order substantive consolidation is found by most courts to be derived from its general equitable powers under section 105(a) of the Bankruptcy Code, which provides that the Court may issue orders necessary to carry out the provisions of the Bankruptcy Code. In addition, courts have found that statutory authority exists for the approval of substantive consolidation as a part of a plan of reorganization under the terms of section 1123(a)(5)(C) of the Bankruptcy Code. However, there are no statutorily prescribed standards setting forth the parameters for when substantive consolidation is appropriate. Instead, judicially developed standards control whether substantive consolidation should be granted in any given case.

        Thus, the propriety of substantive consolidation must be evaluated on a case-by-case basis based upon the particular facts and circumstances of the estates in question. The extensive list of elements and factors frequently cited and relied upon by courts in determining the propriety of substantive consolidation may be viewed as variants on two critical factors, namely, (i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors. Some courts have viewed these elements and factors as examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit.

        In applying the foregoing principles to the Debtors, the Debtors believe that substantive consolidation would be appropriate under the immediate circumstances. Most general unsecured creditors dealt with the Debtor entities as a single economic unit and did not extend credit in reliance upon their separate corporate identities. Indeed, the Debtors collectively operated HDT and DII in the same line of business - the sale and installation of networking systems. All of the employees of DII were maintained on the books of, and paid through HDT. Many creditors believed that the operating entity was HDI, even though HDI was merely the holding company for HDT. With respect to the Debtors' voluntary secured creditors, all of the Debtor entities were equally liable on the Debtors' secured obligations, and each of the obligations were secured by all of the assets of each of the Debtors. Also, the affairs of the Debtors are so entangled that they should be substantive consolidated and, therefore, treated as a single entity for the benefit of all creditors. For instance, the Debtors historically have issued consolidated financial statements and filed consolidated federal tax returns through HDI. Moreover, HDI provided services to all of the Debtor entities, including accounting and bookkeeping, information systems, administrative, human resources administration and similar corporate services. Finally, the Debtors share a centralized cash management system. The system allows HDI to collect funds received by all Debtors and to disburse funds to pay for operating expenses related to all of the Debtors. The Plan provides for the continued corporate existence of HDI only.

        C. SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

        The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan:

-----------------------------------------------------------------------------------------------------------------------
              Type of Allowed Claim                                                                  Estimated
Class         or Interest                                      Treatment                             Recovery
-----------------------------------------------------------------------------------------------------------------------
              Administrative Claim    Paid in full in Cash on the Effective Date or as soon as       100%
                                      practicable thereafter (unless the Holder of a particular
                                      claim and Reorganized Debtors agree to some other
                                      treatment), or in accordance with the terms and conditions of transactions or agreements relating to obligations
                                      incurred in the ordinary course of business during the
                                      pendency of the Chapter 11 Cases or assumed by Reorganized
                                      Debtors.
-----------------------------------------------------------------------------------------------------------------------

              Priority Tax Claims     At the option of Reorganized Debtors either (i) paid in        100%
                                      full in Cash on the Effective Date or as soon as
                                      practicable thereafter, or (ii) paid over a six-year period from the date of assessment, as provided in section
                                      1129(a)(9)(C) of the Bankruptcy Code with interest payable at a rate of 6% per annum or as otherwise established by
                                      the Court.
-----------------------------------------------------------------------------------------------------------------------

              HMDR Investors'         Reorganized HDI shall issue, pursuant to Bankruptcy Code       100%
              Administrative Claim    section 1145(a), 6,500,000 fully paid, no-assessable
                                      shares, representing approximately 90% of the New Common
                                      Stock of Reorganized HDI on the Effective Date or as soon
                                      as practicable.
-----------------------------------------------------------------------------------------------------------------------

              Secured Claims
-----------------------------------------------------------------------------------------------------------------------

1A            Pacific Business        Impaired. Reorganized HDI shall issue, pursuant to             100%
              Funding                 Bankruptcy Code section 1145(a), approximately 90% of the
                                      Common Stock of Reorganized HDI on the Effective Date or as
                                      soon as practicable thereafter.
-----------------------------------------------------------------------------------------------------------------------

1B            HMDR Investors          Impaired. Reorganized HDI shall issue, pursuant to             100%
                                      Bankruptcy Code section 1145(a), approximately 90% of the
                                      New Common Stock of Reorganized HDI on the Effective Date
                                      or as soon as practicable thereafter.
-----------------------------------------------------------------------------------------------------------------------

1C            Internal Revenue        Impaired. At the option of Reorganized Debtors either (i)      100%
              Service                 paid in full in Cash on the Effective Date or as soon as
                                      practicable thereafter, or (ii) paid over a six-year period from the date of assessment, as provided in section
                                      1129(a)(9)(C)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
              Type of Allowed Claim                                                                  Estimated
Class         or Interest                                      Treatment                             Recovery
-----------------------------------------------------------------------------------------------------------------------
                                      of the Bankruptcy Code with interest payable at a rate of 6%
                                      per annum or as otherwise established by the Court.
-----------------------------------------------------------------------------------------------------------------------

1D            State of California,    Impaired. At the option of Reorganized Debtors either (i)      100%
              Employment              paid in full in Cash on the Effective Date or as soon as
              Development             practicable thereafter, or (ii) paid over a six-year period
              Department              from the date of assessment, as provided in section
                                      1129(a)(9)(C) of the Bankruptcy Code with interest payable at a rate of 6% per annum or as otherwise established by
                                      the Court.
-----------------------------------------------------------------------------------------------------------------------

1E            Judgment Collection     Impaired. Reorganized HDI shall file an adversary              See Paragraph
              Specialists             proceeding to set aside their respect Liens as soon as         G.1.v.
                                      practical after the Effective Date. In the event that
              180 Connect             either Judgment Collection Specialists and/or 180 Connect
                                      retains their respective Liens, Judgment Collection
                                      Specialist and/or 180 Connect shall receive shares of New
                                      Common Stock in an amount equal to the amount of their
                                      respective Liens divided by the market value of the New
                                      Common Stock.
-----------------------------------------------------------------------------------------------------------------------

1F            Alameda County          Unimpaired. Reorganized HDI to pay in Cash in full on the      100%
              Treasurer and Tax       Effective Date or as soon as practicable thereafter.
              Collector
-----------------------------------------------------------------------------------------------------------------------

1G            Other Secured Claims    Unimpaired. See Section V.G.1.vii
-----------------------------------------------------------------------------------------------------------------------

              Unsecured Claims:
-----------------------------------------------------------------------------------------------------------------------

2             Other Priority Claims   Unimpaired. The Reorganized HDI to pay in Cash in full on      100%
                                      the Effective Date or as soon as practicable thereafter.
-----------------------------------------------------------------------------------------------------------------------

3             General Unsecured       Impaired. The Reorganized HDI shall pay to the Holder of       20%
              Claims against the      each Allowed Claim the Pro Rata share of: (i) a $60,000 Cash
              Debtors                 payment within thirty (30) days of the Effective Date; (ii)
                                      a $150,000 Cash payment within thirty (30) days of the first anniversary date of the date of Confirmation of
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
              Type of Allowed Claim                                                                  Estimated
Class         or Interest                                      Treatment                             Recovery
-----------------------------------------------------------------------------------------------------------------------
                                      this Plan; (iii) a $150,000 Cash payment within thirty (30)
                                      days of the second anniversary date of Confirmation of this
                                      Plan; (iv) 750,000 shares of the New Common Stock, issued
                                      pursuant to Bankruptcy Code section 1145(a), representing
                                      approximately 10% of the New Common Stock of the Reorganized
                                      HDI; and (iv) the Net Recoveries of any Litigation Claims.
                                      The proceeds of any Litigation Claims shall be disbursed
                                      with any other Cash distributions made to Class 3 Creditors.

-----------------------------------------------------------------------------------------------------------------------

4             Convenience Claims      Impaired. The Reorganized HDI shall pay to the Holder of       approximately 27%
                                      each Allowed Class 4 Claim Cash equal to approximately 27%
                                      on account of its Allowed Convenience Class Claim.
-----------------------------------------------------------------------------------------------------------------------

              Interests:
-----------------------------------------------------------------------------------------------------------------------

5             HDI Common Stock; and   Impaired. Will be eliminated on Confirmation; will not         0%
              Security Claims         receive or retain any property or interest under this Plan.
-----------------------------------------------------------------------------------------------------------------------

6             HDT Common Stock        Impaired. Will be eliminated on Confirmation; will not         0%
                                      receive or retain any property or interest under this Plan.
-----------------------------------------------------------------------------------------------------------------------

7             DII Common Stock        Impaired. Will be eliminated on Confirmation; will not         0%
                                      receive or retain any property or interest under this
                                      Plan.
-----------------------------------------------------------------------------------------------------------------------

8             Old Equity Securities   Impaired. Will not receive or retain any property or           0%
              and Old Stock Rights    interest under this Plan.
-----------------------------------------------------------------------------------------------------------------------

        D.      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

        Section 1122 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims of such class. The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest.

        The Debtors believe that they have classified all Claims and Equity Interests in compliance with the requirements of the Bankruptcy Code. If a Holder of a Claim or Interest challenges such classification of Claims or Interests and the Court finds that a different classification is required for the Plan to be confirmed, the Debtors, to the extent permitted by the Court, intend to make such reasonable modifications of the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Court for confirmation.

        EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR EQUITY INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN'S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED TO BE A MEMBER.

        The Plan classifies Claims and Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that Holders of certain Claims will receive various amounts and types of consideration, thereby giving effect to the different rights of Holders of Claims and Equity Interests in each Class.

        The Debtors assert that the Plan was formulated in accordance with the Debtors' belief as to the relative priority of creditors, the value of the Debtors' businesses, and the parameters of relevant law. Different treatment of unsecured creditors may be justified on multiple grounds. A plan may also designate a class of claims consisting of every unsecured claim under a certain dollar amount for the purpose of achieving administrative convenience.

        For these and any and all other reasons set forth by the Debtors in connection with the hearing on confirmation, the Debtors submit that the Plan classification is appropriate.

        E.      TREATMENT OF ADMINISTRATIVE CLAIMS

                1.      General

        Administrative Claims consist of the costs and expenses of the administration of the Chapter 11 Cases incurred by the Debtors. Such costs and expenses may include with respect to a particular Debtor, but are not limited to, Claims arising under the cost of operating the business since the Petition Date, the outstanding unpaid fees and expenses of the professionals retained by the Debtors, as approved by the Court and the payments necessary to cure prepetition defaults on unexpired leases and executory contracts, if any, that are being assumed under the Plan. All payments to professionals in connection with the Chapter 11 Cases for compensation and reimbursement of expenses will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and are subject to approval of the Court as being reasonable.

        Pursuant to the Plan, subject to (x) the bar date provisions of the Plan and (y) additional requirements for professionals and certain other entities set forth in the Plan, the Reorganized Debtors shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the Allowed amount of such Administrative Claim on the Effective Date or as soon as practicable thereafter, unless the Holder agrees or shall have agreed to other treatment of such Claim. Payment on an Administrative Claim that arose in the ordinary course of each Debtors' business will not be made until such payment would have become due in the ordinary course of each Debtor's business or under the terms of the Claim in the absence of the Chapter 11 Cases.

                2.      Home Director Investors Administrative Claim

        Reorganized HDI shall issue, pursuant to Bankruptcy Code section 1145(a), 6,500,000 shares of fully paid, non-assessable shares of the New Common Stock, which represents approximately 90% of the New Common Stock ("90% of the New Common Stock") to Home Director Investors (or its assignee(s)), free and clear of all Liens, claims, encumbrances and restrictions, in full satisfaction of all Claims of Home Director Investors under the DIP Financing Agreement.

                3.      Payment of Statutory Fees

        On or before the Effective Date, all fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Court at the hearing on Confirmation, shall be paid in Cash equal to the amount of such Administrative Claim.

                4.      Bar Date for Administrative Claims

                        a.      General Provisions

        Except as provided in the Plan, for (i) non-tax liabilities incurred in the ordinary course of business by each Debtor and (ii) Postpetition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for the Reorganized Debtors no later than (x) forty-five days after the Effective Date, or (y) such later date, if any, as the Court shall order upon application made prior to the end of such 45-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.

                        b.      Professionals

        Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other entities making a "substantial contribution" to a reorganization case and to attorneys for and other professional advisors to such entities. The amounts, if any, which may be sought pursuant to this provision, are not known by the Debtors at this time. In accordance with Section 6.2 of the Plan, requests for compensation must be approved by the Court after a hearing on notice at which the Debtors and other parties in interest may participate and object to the allowance of any claims for compensation and reimbursement of expenses.

        Pursuant to the Plan, except for all substantial contribution claims under section 503(b), all professionals or other Persons requesting compensation or reimbursement of expenses pursuant to any of sections 327, 328, 330, 331, and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date shall File and serve on the Reorganized Debtors an application for final allowance of compensation and reimbursement of expenses no later than (i) ninety
(90) days after the Effective Date, or (ii) such later date as the Court shall order upon application made prior to the end of such 90-day period. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtors; and the professionals to whose application the objections are addressed on or before (i) thirty (30) days after such application is Filed and served or (ii) such later date as the Court shall order upon application made prior to the end of such thirty (30) day period or upon agreement between the Reorganized Debtors and the affected professional. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtors subsequent to the Effective Date may be paid by the Reorganized Debtors without application to or Order of the Court

                        c.      Ordinary Course Liabilities

        Holders of Administrative Claims based on liabilities incurred post-petition in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized HDI pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the Holders of such Claims.

                        d.      Tax Claims

        Pursuant to the Plan, all requests for payment of Postpetition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) one hundred twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Postpetition Tax Claim against any of the Debtors or Reorganized Debtors, or any of their respective properties, whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date. The Debtors are paying all Postpetition Tax Claims as they come due; however, certain taxing authorities conduct audits that may result in a postpetition tax liability of which the Debtors are currently unaware.

        F.      TREATMENT OF PRIORITY TAX CLAIMS

        Priority Tax Claims are Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. The Debtors are not presently corporations in good standing in the States of Delaware and California. Before undertaking the acts necessary to consolidate and merge the Debtors, and to issue the New Common Stock, as anticipated under the Plan, the Debtors are required to pay certain delinquent franchise taxes to the States of Delaware and California in the approximate amount of $6,719, which taxes, if not already paid, shall be paid in full in Cash as a Secured Priority Tax Claim or Priority Tax Claim on the Effective Date or as soon thereafter as practicable.

        The Debtors also believe that the Secured Claims of the Internal Revenue Service and the State of California, Employment Development Department are either unsecured or undersecured, and, therefore, should be treated as though such Claims are Priority Tax Claims. The Debtors estimate that the amount of Allowed Priority Tax Claims that have not previously been paid pursuant to an order of the Court will be between $1.5 and $1.8 million.

        The State Board of Equalization has filed a claim in tax amount of $159,576.42 for priority taxes pursuant to Bankruptcy Code ss. 507(a)(8).

        Pursuant to the Plan, except as otherwise agreed to by Reorganized Debtors and the applicable taxing agency, at the option of the Reorganized Debtors, the Reorganized Debtors shall pay to each Holder of an Allowed Priority Tax Claim either (i) cash in a sufficient amount to pay such Allowed Priority Tax Claim in full on the Effective Date or as soon thereafter as practicable, or
(ii) deferred Cash payments, over a period not exceeding six (6) years from the date of assessment of such Claim, in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, plus interest from the Effective Date on the unpaid portion of such Allowed Priority

Tax Claim (without penalty of any kind) at the rate prescribed below. Payment under subsection (i) of the amount of each such Allowed Priority Tax Claim shall be made in equal monthly installments payable on or before the twenty first
(21st) day of each month, with the first installment due on or before the twenty first (21st) day of the first month after the latest of (a) the Effective Date,
(b) thirty (30) days after the date on which an Order allowing such Priority Tax Claim becomes a Final Order, and (c) such other time or times as may be agreed to by the Holder of such Claim and the Reorganized Debtors. Each installment shall include interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the rate of 6% per annum or as otherwise established by the Court; provided, however, that Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in part or in full, at any time on or after the Effective Date, without premium or penalty of any kind.

        G.      TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

        Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Tax Claims and Priority Tax Claims have not been classified and their treatment is set forth above. The Plan, though proposed jointly, constitutes a separate plan proposed by each of the Debtors. Therefore, except as expressly specified herein, the classifications set forth below shall be deemed to apply separately with respect to each plan proposed by each such Debtor.

                1.      Class 1 (Secured Claims)

        Class 1 consists of separate subclasses for all Secured Claims that may exist against a particular Debtor. A "Secured Claim" means a Claim secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Court, of such Claimholder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by an order of the Court pursuant to section 506(a) of the Bankruptcy Code or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Holder of the Claim.

                                i.      Class 1A -- Pacific Business Funding
                                        (against all Debtors)

        The Allowed Secured Claim of Pacific Business Funding as assigned to HMDR Investors, and pursuant to the agreement of HMDR Investors, shall be paid in conjunction with the payment of the Secured Claim of Home Director Investors in Class 1B.

        The Class 1A Claim is Impaired and, therefore, the Holder of the Class 1A Claim is entitled to vote on this Plan.

                                ii. Class 1B -- HMDR Investors (against all Debtors).

        The Allowed Secured Claim of HMDR Investors represented by the DIP Loan and the Term Note shall be repaid though the issuance to HMDR Investors, (or its assignee(s)) pursuant to Bankruptcy Code section 1145(a) of 6,500,000 shares of the Reorganized HDI, which represents approximately 90% of the New Common Stock of the Reorganized HDI.

        The Class 1B Claim is Impaired and, therefore, the Holder of the Class 1B Claim is entitled to vote on the Plan.

                                iii.    Class 1C-- Internal Revenue Service
                                        (against HDI and HDT)

        The Allowed Secured Claim of the Internal Revenue Service shall be paid by Reorganized HDI in accordance with the treatment provided to Priority Tax Claims under the Plan.

        The Class 1C Claim is Impaired and, therefore, the Holder of the Class 1C Claim is entitled to vote on the Plan.

                                iv.     Class 1D --State of California,
                                        Employment Development Department
                                        (against HDI and HDT)

        The Allowed Secured Claim of the State of California, Employment Development Department shall be paid by Reorganized HDI in accordance with the treatment provided to Priority Tax Claims under the Plan.

        The Class 1D Claim is Impaired and, therefore, the Holder of the Class 1D Claim is entitled to vote on this Plan.

                                v.      Class 1E - Judgment Collection
                                        Specialists; Pyro Brand Development
                                        Specialists, LLC (against HDI); 180
                                        Connect, Inc. and 180 Digital Interiors,
                                        Inc. (against HDI and DII)

        The Allowed Secured Claims of Judgment Collection Specialists, Inc. and 180 Connect shall not be paid.

        Within sixty (60) days of the Effective Date, the Reorganized HDI shall commence an action to avoid the recording of a Judgment Lien by Judgment Collection Specialists, Inc. on September 16, 2005, in Dallas, Texas, as a preferential transfer. Said action shall seek to treat the Allowed Secured Claim of Judgment Collection Specialists, Inc. as a Class 3 General Unsecured Claim unless a different treatment is approved by the Court as a settlement and compromise following notice, and opportunity for a hearing.

        Within sixty (60) days of the Effective Date, the Reorganized HDI shall commence an action to avoid the recording of a UCC-1 Financing Statement by 180 Connect on March 21, 2005, and disallowing any Claim of 180 Connect in full, unless a different treatment is approved by the Court as a settlement and compromise, following notice, and opportunity for a hearing.

        In the event that either Judgment Collection Specialists or 180 Connect retains their respective Liens, Judgment Collection Specialists and/or 180 Connect shall receive shares of New Common Stock of the Reorganized HDI in an amount equal to the amount of their respective Liens divided by the market value of the New Common Stock.

        The Class 1E Claims are Impaired and, therefore, the Holders of the Class 1E Claims are entitled to vote on this Plan.

                                vi. Class 1F - Alameda County Treasurer and Tax Collector (against HDI)

        As of the Effective Date, the secured obligations of the Alameda Tax Collector and Treasurer shall be paid in full.

        The Class 1F Claim is unimpaired and, therefore, the Holder of Class 1F Claim is not entitled to vote on this Plan. The Debtors believe that the full amount of the Allowed Secured Claim in Class 1F is $14.68.

                                vii. Class 1G Et Seq. - Other Valid Secured Claims (against any of the Debtors)

        Class 1G consists of all other valid Secured Claims against the Debtors. This Class will be further divided into subclasses designated by consecutive numbers (Class 1G-1, Class 1G-2, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. To the extent that any Class 1G Claims exist, the Debtors will file a schedule of each Secured Claim on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Secured Claim in Class 1G will be treated as follows: either (a) this Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder;
(b)(i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date; (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default;
(iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim; and (iv) the legal, equitable and contractual rights of such Holder will not otherwise be altered; (c) such Claim shall receive such other treatment to which the Holder shall consent.

        The Holder of each Allowed Secured Claim in Class 1G which is treated as set forth in clauses (a), (b) or (c) of the above paragraph will be Unimpaired and shall be deemed to have voted for this Plan. The Debtors believe that there may be approximately $1,357.34 of Allowed Claims in Class 1G.

                2.      Class 2 -- Priority Claims (against any of the Debtors)

        A Priority Claim is a Claim for an amount entitled to priority under sections 507(a)(3), $07(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code,
and does not include any Administrative Claim or Tax Claim. These unsecured Priority Claims include, among others: (a) unsecured Claims for accrued employee compensation earned within one hundred and eighty (180) days prior to the Petition Date, to the extent of $10,000 per employee; (b) contributions to employee benefit plans arising from services rendered within one hundred and eighty (180) days prior to the Petition Date, but only for such plans to the extent of (i) the number of employees covered by such plans multiplied by $10,000, less (ii) the aggregate amount paid to such employees under section 507(a)(3) of the Bankruptcy Code, plus the aggregate amount paid by each estate on behalf of such employees to any other employee benefit plan.

        The Plan provides that unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 2 will be paid the Allowed Amount of such Claim in Cash by Reorganized HDI on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim or (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the applicable Debtor and the Holder of such Claim.

        The Debtors believe that the Priority Claims represent a liability in the approximate amount of $89,357.28.

        The Class 2 Claims are not Impaired under the Plan and the Holders of Class 2 Claims will be deemed to have accepted the Plan.

                3. Class 3 -- General Unsecured Claims (against any of the Debtors)

        Class 3 consists of General Unsecured Claims that may exist against a particular Debtor. A "General Unsecured Claim" means a Claim that is not an Administrative Claim, Secured Claim, Priority Claim, Convenience Claim, or Interest including, without limitation, (a) Claims arising from the rejection of leases of nonresidential real property and executory contracts, (b) Claims of the Debtors' trade vendors, suppliers and service providers, (c) Claims relating to prepetition litigation against the Debtors.

        The Debtors anticipate that the aggregate dollar amount of Allowed General Unsecured Claims will be approximately $4,207.332.06. The Debtors' estimate of Allowed General Unsecured Claims is based upon an analysis of the General Unsecured Claims. The ultimate resolution of General Unsecured Claims could result in Allowed General Unsecured Claims in amounts less than or greater than those estimated by the Debtors for purposes of this Disclosure Statement.

        Except to the extent that a Holder of a General Unsecured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Class 3 Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Claim receive its Pro Rata share of: (i) a $60,000 payment within thirty (30) days of the Effective Date or as soon thereafter as practicable; (ii) a $150,000 payment within thirty (30) days of the first anniversary date of the date of Confirmation of this Plan; (iii) a $150,000 payment within thirty (30) days of the second anniversary date of Confirmation of this Plan; (iv) 750,000 shares of the Reorganized HDI, issued pursuant to Bankruptcy Code section 1145(a), representing approximately 10% of the New Common Stock of the Reorganized HDI; and (iv) the Net Recoveries of any Litigation Claims. The Net Recoveries of any Litigation Claims shall be disbursed to the Holders of Class 3 Claims alone, along with any other Cash distributions made pursuant to subdivision (i), (ii) and (iii) of this paragraph. The distribution of New Common Stock to the Holders of Class 3 Claims pursuant to subdivision (iv) of this paragraph shall be made as soon as practicable after the Effective Date.

        The Class 3 Claims are Impaired and therefore the Holders of the Class 3 Claims are entitled to vote on this Plan.

        As described elsewhere, if an objection is interposed to a General Unsecured Claim, the Holder of such Claim will not receive a distribution until that objection is resolved. Objections to Claims do not need to be filed until approximately one hundred and eighty (180) days after the Effective Date of the Plan. This can greatly delay the timing and value of distributions to those General Unsecured Creditors holding claims that are subject to objection. If a General Unsecured Claim is allowed in part and disputed in part, a distribution may be (but is not required to be) made on account of the Allowed Portion of the General Unsecured Claim in accordance with the Plan.

                4.      Class 4 -- Convenience Claims (against any of the
                        Debtors)

        Class 4 consists of all Convenience Claims that may exist against a particular Debtor. A "Convenience Claim" means any Allowed General Unsecured Claim of $5,000 or less; and Claims within the range of $5,000, not to exceed $9,999.99 provided the Holders of such Claims elect to reduce said Claims to $5,000 to be included in and treated as a Convenience Claim..

        Within thirty (30) days after the Effective Date, each Holder of an Allowed Class 4 Claim shall, in lieu of treatment within Class 4 of the Plan and in full satisfaction, settlement, release and discharge of and in exchange for such Claim, receive payment in Cash equal to approximately 27% on account of its Allowed Convenience Claim. Holders of Class 4 Claims shall not receive any distribution of New Common Stock in the Reorganized HDI.

        The Class 4 Claims are Impaired and, therefore, the Holders of the Class 4 Claims are entitled to vote on the Plan.

                5.      Class 5 -- HDI Common Stock and Security Claims.

        HDI Common Stock and any Security Claims will be eliminated on Confirmation.

        On the Effective Date each Allowed Class 5 Interest or Claim shall not receive or retain any property under this Plan on account of such Interest or Claim in full satisfaction, settlement, release and discharge of such Interest or Claim. Class 5 is Impaired under this Plan and deemed to have voted to reject this Plan. The votes of Holders of Class 5 Interests or Claims (if any) are not being solicited.

                6.      Class 6 -- HDT Common Stock.

        HDT Common Stock and any Security Claims will be eliminated on Confirmation.

        On the Effective Date each Allowed Class 6 Interest or Claim shall not receive or retain any property under this Plan on account of such Interest or Claim in full satisfaction, settlement, release and discharge of such Interest or Claim. Class 6 is Impaired under this Plan and deemed to have voted to reject this Plan. The votes of Holders of Class 6 Interests or Claims (if any) are not being solicited. HDI is the sole shareholder of the HDT common stock.

                7.      Class 7 -- DII Common Stock.

        DII Common Stock and any Security Claims will be eliminated on Confirmation.

        On the Effective Date, each Allowed Class 7 Interest or Claim shall not receive or retain any property under this Plan on account of such Interest or Claim in full satisfaction, settlement, release and discharge of such Interest or Claim. Class 7 is Impaired under this Plan and deemed to have voted to reject this Plan. The votes of Holders of Class 7 Interests or Claims (if any) are not being solicited. HDT is the sole shareholder of the DII common stock.

                8. Class 8 -- Other Old Equity Securities, Old Stock Rights and Old Securities Claims.

        Any Other Old Equity Securities, Old Stock Rights and Old Security Claims in HDI will be eliminated on the Effective Date.

        On the Effective Date, each Allowed Class 8 Interest or Claim shall not receive or retain any property under this Plan on account of such Interest or Claim in full satisfaction, settlement, release and discharge of such Interest or Claim. Class 8 is Impaired under this Plan and deemed to have voted to reject this Plan. The votes of Holders of Class 8 Interests or Claims (if any) are not being solicited.

                9.      Other Claims

                        a.      Treatment of Guaranty Claims and Intercompany
                                Claims.

        An "Intercompany Claim" is a Claim by a Debtor or an affiliate of a Debtor against another Debtor. Pursuant to Section 10.2 of the Plan, on the Effective Date and pursuant to the substantive consolidation effected by the Plan, (i) any and all Intercompany Claims shall be extinguished, (ii) any and all Interests in HDI, HDT and DII shall be cancelled, and (iii) any Guaranty Claim shall be disallowed and extinguished as necessary to avoid duplication and so as to result in one Claim against the consolidated Debtors.

        H.      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        The Bankruptcy Code grants the Debtors the power, subject to the approval of the Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the counter-party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code. Other limitations may exist with respect to other types of executory contracts.

        The Plan constitutes a motion to assume or reject all executory contracts and nonresidential real property leases, except for those executory contracts and nonresidential real property leases that may have already been assumed or rejected pursuant to an earlier Order of the Court or that are the subject of a motion for such an Order pending as of the Confirmation Hearing. Prior to the Confirmation Hearing, the Debtors will file a schedule of (a) all real property leases and executory contracts to be assumed and (b) all real property leases and executory contracts subject to assumption and assignment to be rejected in the event that the proposed assumptions and assignments are not consummated; any contract or lease on that schedule that is not assumed and assigned and any contract or lease not on that schedule shall be deemed rejected by the applicable Debtor as of the Effective Date. As of the date of this Disclosure Statement, the Debtors do not believe that there are any executory contracts to be assumed or rejected.

        Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within thirty (30) days of the Effective Date under any executory contract or unexpired lease assumed pursuant to the Plan, in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtor's liability with respect thereto, or as may be agreed otherwise by the parties. The Confirmation Order shall state that all pre-petition contracts and unexpired leases that are listed on the schedule described herein are deemed assumed under the Plan other than those leases in such schedule described as subject to assumption and assignment

        Any Claim for damages arising from the rejection of an executory contract or unexpired lease must be Filed and served on counsel for the Debtors, within thirty (30) days after the order of the Court approving such rejection becomes a Final Order or be (i) forever barred and unenforceable against any Debtor, its Estate, Reorganized Debtors and their respective properties, officers, directors, employees, agents, affiliates and representatives, and (ii) barred from receiving any distribution under the Plan. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as either a Class 3 or Class 4 Claim.

        I.      MEANS FOR IMPLEMENTATION OF THE PLAN

                1.      Corporate Existence

                        a.      Overview

        Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances or borrowings and the operations of the Debtors or the Reorganized Debtors.

                        b.      The Debtors

        Subject to the Substantive Consolidation of the Debtors as contemplated by the Plan, only the Reorganized HDI will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which HDI is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended by the Plan.

        On the Effective Date, except as otherwise specifically provided for herein: (i) the Old Equity Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest or participation in any Debtor will be cancelled; and (ii) the obligations of, Claims against, and/or Interests in any Debtor under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Old Equity Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors will be released and discharged.

                        c.      Issuance of New Common Stock

        The Certificate of Incorporation of HDI authorizes HDI to issue up to 40,000,000 shares of common stock. Pursuant to Bankruptcy Code 1145(a), as soon as practicable after the Effective Date, Reorganized HDI shall issue 6,500,000 of such shares to Home Director Investors (or its assignee(s)), which will represent approximately 90% of the New Common Stock of the Reorganized HDI. As soon as practicable after the Effective Date, Reorganized HDI shall issue 750,000 shares of New Common Stock to Holders of Allowed Class 3 Claims, which shall represent approximately 10% of the New Common Stock of the Reorganized HDI. The timing of the New Common Stock distributions to Holders of Allowed Class 3 Claims is dependent, in part, on the claims objection and determination process and on preference actions and may take in excess of one year to take place. The initial issuance of the New Common Stock and the distribution thereof to or by the Holders that are not officers or directors of Reorganized HDI, or who hold less than 10% of the New Common Stock, as described above, shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. As such, there will be no trading restrictions on the New Common Stock other than as required under section 1145(b)(1)(D) of the Bankruptcy Code, and as may be under applicable securities laws. THE DEBTORS CANNOT PREDICT WHETHER THERE WILL BE A MARKET FOR THE NEW COMMON STOCK AND MAKE NO REPRESENTATIONS WITH REGARD THERETO.

                2.      Discharge of Debtors and Injunction

        Except as otherwise provided in the Plan or the Confirmation Order on the Effective Date, each Debtor shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, (i) demands, liabilities, Claims and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code or (C) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against each Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtor, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Debtor at any time obtained to the extent that it relates to a Claim discharged.

        All Persons that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security Holder, are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against any of the Debtors; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Debtors; (c) creating, perfecting or enforcing any Lien or encumbrance against any of the Debtors; (d) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to any of the Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

        Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

                3.      Disbursing Agent

        The Reorganized HDI shall act as the Disbursing Agent for Class 3 and Class 4 Cash distributions. The Reorganized HDI (or its designees) shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan (including distributions of New Common Stock under the Plan). The Disbursing Agent shall serve without bond.

                4.      No Liability for Solicitation or Participation

        As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

                5.      Consolidation, Merger and Vesting of Assets

        Except as otherwise provided in any provision of the Plan, on the Effective Date, all legal and equitable interests of all of the Debtors in property of the Estates shall be substantively consolidated into, and shall be vested in, Reorganized HDI. From and after the Effective Date, the Reorganized HDI may operate its business and use, acquire, and dispose of property and settle and compromise Claims or Interests arising post-Confirmation without supervision by the Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

                6.      Substantive Consolidation

        The Plan provides for the substantive consolidation of the Estates for purposes of making distributions to Holders of Claims under the Plan and for voting purposes under the Plan. The Plan shall constitute a motion pursuant to section 105 of the Bankruptcy Code to substantively consolidate the bankruptcy estates of HDI, HDT and DII with and into HDI for purposes of resolving all their outstanding creditor claims. On the Effective Date, (i) all legal and equitable interests of HDI, HDT and DII in property of the Estates shall be substantively consolidated into, and shall be vested in, Reorganized HDI, and
(ii) any and all Claims against the Estates of HDI, HDT and DII shall be deemed to be Claims against Reorganized HDI.

                7.      Restructuring Transactions

        The Debtors and the Reorganized HDI shall take such actions as may be necessary or appropriate to effect Restructuring Transactions as such actions are deemed necessary. The term

"Restructuring Transactions" means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets or other transaction in which a Debtor merges with or transfers substantially all of its assets and liabilities to Reorganized HDI on or after the Effective Date. The Restructuring Transactions contemplated by the Plan include, but are not limited to, all of the transactions described in the Plan. Such actions may also include, without limitation: (a) the execution or delivery of appropriate agreements or other documents of reinstatement, merger, consolidation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirement of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, reinstatement, merger, consolidation or ownership with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and the Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction. The form of each Restructuring Transaction shall be determined by the Board of Directors of the Debtors. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each Reorganized Debtor under the Plan. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

                8.      Certificates of Incorporation and By-laws

        On the Effective Date, or as soon as practicable thereafter, the HDI Bylaws and the HDI Certificate, pursuant to applicable non-bankruptcy law and section 1123(a)(5)(I) of the Bankruptcy Code, shall be the Bylaws and Certificate of Incorporation of the Reorganized HDI. The HDI Certificate will become effective upon the occurrence of the Effective Date or as soon as practicable thereafter, upon the approval, execution and filing of the Certificates of Merger or Certificates of Ownership in the States of Delaware and California, by the Debtors.

                9.      Directors and Officers of the Reorganized Debtors

        The directors and officers of each of HDI identified in Article VI hereof may serve in such capacities in Reorganized HDI, respectively, on and after the Effective Date in accordance with their respective charter documents and bylaws and with applicable law, each as in effect from time to lime.

                10.     Preservation of Causes of Action - Preserved Claims

        Except in any contract, instrument, release, or other agreement entered into in connection with the Plan or as otherwise provided in the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Litigation or Preserved Claims that each Debtor or each Estate may hold against any Person shall be vested in the Reorganized HDI. The statute of limitations for each respective cause of action that the Debtors may have is preserved until at least such time as the Debtors would have had the Plan not yet been confirmed. The Reorganized HDI may file a motion seeking an extension of time to pursue the Litigation or Preserved Claims and the Debtors would support such motion.

        Attached hereto as Exhibit A is a list of those causes of action or Preserved Claims that the Debtors may have against other parties that the Debtors intend to preserve.

                11.     Corporate Action

        The adoption of the HDI Certificate and all other matters under the Plan involving the corporate structure of Reorganized HDI, shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the stockholders or directors of each Debtor. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk, the filing by Reorganized HDI of any required amendments to the HDI Certificate, and all Statements of Ownership and Merger, shall be authorized and approved in all respects. On the Effective Date or as soon thereafter as is practicable, pursuant to applicable law, the Bylaws of HDI shall be the Bylaws of Reorganized HDI.

                12.     Objections to Claims

        The Reorganized HDI and Disbursing Agent will have responsibility for administering, disputing, objecting to, compromising or otherwise resolving all Claims and Interests after the

Effective Date. Except as otherwise provided in the Plan, objections to Claims, including without limitation Administrative Claims, shall be Filed and served upon the Holder of such Claim or Administrative Claim no later than the later of: (a) ninety (90) days after a proof of claim or request for payment of such Claim is Filed, and (b) one hundred and eighty (180) days after the Effective Date, unless this period is extended by the Court; such extension may be granted on an ex parte basis without notice or hearing. From and after the Confirmation Date, Reorganized HDI or the Disbursing Agent, as the case may be, may settle or compromise any Disputed Claim or Disputed Interest without approval of the Court. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the Claimholder or Interestholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder or Interestholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder's or Interestholder's behalf in the Chapter 11 Cases.

                13.     Other Documents and Actions

        Pursuant to the Plan, the Debtors, the Debtors in Possession, and the Reorganized Debtors may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.

                14.     Retiree Benefits

        On and after the Effective Date, to the extent required by section 1129(a)(13) of the Bankruptcy Code, Reorganized Debtors shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date. The Debtors do not believe that there are Claims or liability for such benefits.

        J.      ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

                1.      Substantial Contribution Compensation

        Although the Debtors are unaware of any claims that fall into this category, to the extent that there are any, other than as provided for in the orders authorizing employment and compensation of professionals in the ordinary course of business or other orders approving particular retentions (i.e., Debtors' counsel), any person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court on or before the forty-fifth (45th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline; or be forever barred from seeking such compensation or expense reimbursement.

                2.      Other Administrative Claims

        Other than as provided for above or in the orders authorizing employment and compensation of professionals in the ordinary course of business or other orders approving particular retentions, all other requests for payment of an Administrative Claim must be filed with the Court and served on counsel for the Debtors no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Section that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors may settle an Administrative Claim without further Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims/Interests Objection Deadline; such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim that is paid or payable by the Debtors in the ordinary course of business.

        K.      CONFIRMATION AND EFFECTIVE DATE CONDITIONS

                1.      Conditions Precedent to Confirmation

        The Plan will not become effective unless and until the following conditions will have been satisfied or waived pursuant to Section 8.02 of the
Plan:

                (a)     The satisfaction of the requirements of 11 U.S.C. ss.
1129;

                (b) The Confirmation Order shall (i) be acceptable in form and substance to the Debtors and Home Director Investors and (ii) expressly authorize and direct the Debtors to perform the actions that are conditions to the effectiveness of the Plan; and

                (c) Each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or have been taken, or the Debtors or the party whose obligations are conditioned by such occurrences and/or actions, as applicable, shall have waived such occurrences or actions.

                2.      Conditions to Effective Date

        The Plan will not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived:
(1) the Confirmation Order in a form satisfactory to the Debtors and Home Director Investors shall have become a Final Order, (2) all authorizations, consents and regulatory approvals required (in each case, if any) for the Plan's effectiveness shall have been obtained; and (3) all other actions and documents necessary to implement the treatment of creditor Claims shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof. If the conditions precedent to the Effective Date set forth in
Article V of the Plan have not occurred or been waived by the Debtors within one hundred and twenty (120) days after the Confirmation Date, the Confirmation Order shall be vacated, in which event no distributions under the Plan would be made, the Debtors and all Holders of Claims and Interests would be restored to the status quo ante as of the day immediately preceding the Confirmation Date and the Debtors' obligations with respect to Claims and Interests would remain unchanged.

                3.      Waiver of Conditions

        The Debtors may waive any or all of the other conditions set forth in the Plan without leave of or order of the Court and without any formal action. The Debtors reserve the right to amend or revoke the Plan. Although the Plan is styled as a joint plan, the Debtors reserve the right to proceed with Confirmation under the Plan for one or more of the Debtors and not the others.

                4.      Effect of Failure of Conditions

        In the event that the Effective Date does not occur, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated; (b) no distributions under the Plan shall be made; (c) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (d) the Debtors' obligations with respect to the Claims and Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

                5.      Vacatur or Denial of Confirmation Order

        If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall
(a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Holder of any Claim against, or Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

                6.      Retention of Jurisdiction

        Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date to the full extent permitted by law, including, without limitation, jurisdiction to:

                (a) Allow, disallow, determine, liquidate, classify, subordinate, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan;

                (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

                (c) Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                (d) Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

                (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized Debtors or the Chapter 11 Cases that may be pending on the Effective Date;

                (f) Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

                (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

                (h) Subject to any restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the

Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Court Order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                (i) Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                (j) Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                (k) Subject to any restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan;

                (l) Determine any other matters that may arise in connection with or relating to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

                (m)     Enter an Order concluding the Chapter 11 Cases.

        The foregoing list is illustrative only and not intended to limit in any way the Court's exercise of jurisdiction. If the Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including without limitation the matters set forth in
Article XI of the Plan, such Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

        L.      CONFIRMABILITY OF PLAN AND CRAMDOWN

        In the event at least one Impaired Class of Claims votes to accept the Plan (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), any or all of the Debtors, as appropriate, shall request the Court to confirm the Plan under the cramdown provisions of the Bankruptcy Code.

        M. PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

                1.      Voting of Claims and Interests

        Pursuant to the Plan, each Holder of an Allowed Claim or an Allowed Interest in an Impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

                2.      Method of Distributions Under the Plan

                        a.      Distributions Under the Plan

        Pursuant to the Plan, the Disbursing Agent will make all distributions of cash and securities required to be distributed under the applicable provisions of the Plan. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. The Disbursing Agent will serve without bond. Distributions to Allowed Claimholders shall be made by the Disbursing Agent at the address set forth on (a) the proofs of claim filed by such Claimholders or Interestholders (or at the last known addresses of such Claimholders or Interestholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim; or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of change of address, distributions to such Claimholder or Interestholder shall be made unless and until the Disbursing Agent is notified of such

Claimholder's or Interestholder's then-current address, at which time all missed distributions shall be made to such Claimholder or Interestholder without interest.

        Cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on a bank selected by the Reorganized Debtors, or by wire transfer from a bank, at the option of Reorganized Debtors. Cash payments to foreign creditors, if any, may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                        b.      Timing and Methods of Distributions

                                i.      Compliance with Tax Requirements

        In connection with the Plan, to the extent applicable, the Disbursing Agent must comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. The Disbursing Agent will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

        Notwithstanding any other provision of the Plan: (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution will be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to the Plan.

                                ii.     Pro Rata Distribution

        When the Plan provides for Pro Rata distribution, the property to be distributed under the Plan shall be divided Pro Rata among the Holders of Allowed Claims of the relevant Class.

                                iii.    Distribution Record Date

        The Disbursing Agent and the Debtors, or their respective representatives and agents, will be entitled for all purposes relating to the Plan to recognize and deal only with those Holders of Claims and Interests as of the close of business on the Distribution Record Date. Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the Holders of Allowed Administrative Claims and Allowed Claims at the addresses set forth on the Schedules, unless such addresses are superseded by addresses listed on proofs of claim or transfers of claims filed pursuant to Bankruptcy Rule 3001, or at the last known address of such Holders if the Debtors or Reorganized Debtors has been notified in writing of a change of address.

                                iv.     Undeliverable or Unclaimed Distributions

        Pursuant to the Plan, any Person that is entitled to receive a cash distribution under the Plan but that fails to cash a check within ninety (90) days of its issuance shall be entitled to receive a reissued check from the Disbursing Agent for the amount of the original check, without any interest, if such person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent requests to verify that such Person is entitled to such check, prior to the first anniversary of the subject distribution date. If a Person fails to cash a check within ninety (90) days of its issuance and fails to request reissuance of such check prior to the first anniversary of the subject distribution date, such Person shall not be entitled to receive any distribution under the Plan. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address. Cash or New Common Stock in respect of undeliverable distributions shall be returned to the applicable Disbursing Agent. All cash distributions returned to the Disbursing Agent and not claimed within six (6) months of return shall be deposited with the United States Bankruptcy Court fund until such time as such distributions become deliverable. The Disbursing Agent holding undeliverable cash shall invest such cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. All non-cash distributions returned to the Reorganized Debtors and not claimed within six (6) months of return shall be retained by the Reorganized Debtors. Upon such reversion of non-cash distributions, the claim of any Claimholder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

                                v.      Disputed Claims; Reserve and Estimations

                                        (A)     Treatment of Disputed Claims

        Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim becomes an Allowed Claim. The Reorganized Debtors, with respect to Class 3 Claims, may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Reorganized Debtors previously objected to such Claim or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objections, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in the Plan, the Reorganized Debtors may resolve or adjudicate certain Disputed Claims of Holders in Unimpaired Classes in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, subject to any applicable discharge and limitations on amounts of claims and remedies available under bankruptcy law. Claims may be subsequently compromised, settled, withdrawn or resolved by the Reorganized Debtors.

                                        (B)     Reserve for Disputed Claims and
                                                Interests

        To the extent there exists, as of a distribution date, Disputed Claims or Interests in any Class, the Reorganized Debtors shall reserve Cash or New Common Stock in an amount equal to whatever Cash or New Common Stock distribution the Holder(s) of such Disputed Claim(s) would be entitled to receive if the face amount of such Claim(s) became an Allowed Claim or Interest in that Class. To the extent that any such Disputed Claim or Interest becomes an Allowed Claim or Interest, such reserved Cash or New Common Stock shall be distributed to the Holder of the Allowed Claim or Interest as provided for in the Plan and in an amount consistent with the treatment of Allowed Claims or Interests in that Class, with any surplus Cash or New Common Stock becoming generally available for use by the Reorganized Debtors in accordance with the terms of the Plan.

                                        (C)     Distributions on Account of
                                                Disputed Claims Once They are
                                                Allowed

        Within thirty (30) days after the end of each calendar quarter following the Effective Date, the Reorganized Debtors and/or the Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed, matured and payable interest, if any, at the rate provided for the Class to which such Claim belongs.

                                        (D)     De Minimis Distributions

        Except with respect to Allowed Convenience Class Claims, the Disbursing Agent shall not have any obligations to make a distribution on account of an Allowed Claim from any distribution reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such distribution reserve or otherwise on a distribution date in question is or has a value less than $100.00, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim on the particular distribution date does not constitute a final distribution to such holder and/or is or has a value less than $100.00.

                                        (E)     Fractional Securities;
                                                Fractional Dollars

        Any other provision of the Plan notwithstanding, payments of fractions of shares of New Common Stock will not be made and shall be deemed to be zero. Any other provision of the Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent shall be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

                                        (F)     Setoffs

        Pursuant to the Plan, except with respect to claims of the Debtors released pursuant to the Plan or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by Reorganized Debtors of any such claims, rights and causes of action that the Debtors and the Reorganized Debtors may possess against such Holder.

        N.      MISCELLANEOUS PROVISIONS

                1.      Exemption From Transfer Taxes

        Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, license transfer or other similar tax. For the avoidance of doubt, the transactions contemplated under the Plan include, among other things, the transactions and transfers contemplated in Section 9.2 of the Plan under, in furtherance of, or in connection with the substantive consolidation provided for therein including, without limitation, the transfer of the Debtors' right, title and interest in property of the Estates to Reorganized HDI.

                2.      Payment of Statutory Fees

        All fees payable on or before the Effective Date pursuant to section 1930 of Title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

                3.      Modification or Withdrawal of the Plan

        The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend, modify or withdraw the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may amend or modify the Plan, or remedy any defect or emission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan.

                4.      Governing Law

        Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of California (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan.

                5.      Filing or Execution of Additional Documents

        On or before the Effective Date, the Reorganized Debtors may file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

///

                6.      Withholding and Reporting Requirements

        In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                7.      Waiver of Rule 62(a) of the Federal Rules of Civil
                        Procedure

        The Debtors may request that the Confirmation Order include (a) a finding that Rule 62(a) of the Federal Rules of Bankruptcy Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after the entry of the Confirmation Order.

                8.      Headings

        Headings used in the Plan are for convenience and reference only and shall not constitute a Part of the Plan for any purpose.

                9.      Exhibits and Schedules

        All Exhibits and Schedules to the Plan and Disclosure Statement are incorporated into and constitute a part of the Plan as if set forth therein. The terms of the Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in this Disclosure Statement.

                10.     Successors and Assigns

        The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

                11.     Saturday, Sunday or Legal Holiday

        If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

///

///

                12.     Post-Effective Date Effect of Evidences of Claims or
                        Interests

        Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

                13.     Balloting

        Each Holder of an Allowed Claim or an Allowed Interest entitled to vote on the Plan will receive a ballot. The ballot will contain two boxes, one indicating acceptance of the Plan and the other indicating rejection of the Plan. Holders of Allowed Claims or Allowed Interests who elect to vote on the Plan must mark one or the other box pursuant to the instructions contained on the ballot. Any executed Ballot that does not indicate acceptance or rejection of the Plan will be deemed to constitute an acceptance of the Plan.

                14.     No Admissions or Waiver of Objections

        Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Debtor with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification. The Debtors are bound by any statements herein or in the Disclosure Statement as judicial admissions.

                15.     Survival of Settlements

        All Court-approved settlements, if any, shall survive consummation of the Plan, except to the extent that any provision of any such settlement is inconsistent with the Plan, in which case the provisions of the Plan shall supersede such inconsistent provision of such settlement.

VI.     MANAGEMENT OF REORGANIZED DEBTORS

        A.      BOARD OF DIRECTORS AND MANAGEMENT

                1.      Reorganized HDI

                        a.      Board of Directors

        The initial members of the Board of Directors of Reorganized HDI may consist of certain members of the Board of Directors serving immediately prior to the Effective Date. The current members of the Board of Directors are A. Stone Douglass and Michael Liddle, each of whom may continue to serve if they so choose. Each of the members of such initial Board of Directors may serve in accordance with the Reorganized HDI Certificate of Incorporation or Reorganized HDI Bylaws, as the same may be amended from time to time.

                        b.      Biographies

                                i.      A. Stone Douglass

        A. Stone Douglass has been a managing director of Compass Partners, LLC ("Compass") since August 1996. Compass is a New York-based firm that specializes in reorganizations and restructurings. Mr. Douglass has served as an officer and director of many of the portfolio companies of Compass, including Piper Aircraft Corporation, Aria Wireless Systems, Inc. and John Forsythe Company, and the successful reorganization of the Steakhouse Partners. Mr. Douglass graduated from Fairleigh Dickinson University with a B.S. in business in 1970.

        Mr. Douglass is currently a member of Home Directors Investors, the Debtors' pre and post-filing lender under the Term Note, and DIP Financing Agreement, and the assignee of the Pacific Business Funding Secured Claim.

                                ii.     Michael Liddle

        Michael Liddle is an industry veteran with more than 22 years of experience in all aspects of operations and finance. He was one of the first employees of Electronic Arts, as a programmer on the first version of Madden Football, the best selling series of computer games in history, and as a product manager. Subsequently he held positions in sales, product marketing, and business development and as an executive at Slate Corporation, Autodesk, Avistar Corporation, and Eyematic Interfaces, pioneers in mobile computing, engineering, collaboration, and recognition and animation.

        In addition, Mr. Liddle ran a consulting practice for nearly 10 years advising early stage technology companies and venture capital firms. His clients covered a broad spectrum of technology and included ShareWave, one of the first companies to distribute content from the internet to a set-top box, and a pioneer in wireless technology (sold to Cirrus Logic) and Alantro Communication (sold to Texas Instruments), a founder of the WiFi standard.

        Mr. Liddle holds a Series 7 license as an investment banker, and a B.A. in Economics from The University of California, San Diego. He has served as a director of numerous public and privately held companies.

                        c.      Officers

                                i.      Interim Chief Restructuring Officer

        A. Stone Douglass is currently and may continue to be the Chief Restructuring Officer of the Debtors and Reorganized HDI.

                                ii.     President

        Michael Liddle is currently and will continue to be the President and Chief Executive Officer of the Debtors and the Reorganized HDI.

                                iii.    Chief Financial Officer

        Daryl Stemm is currently and will continue to be the Chief Financial Officer of the Debtors and the Reorganized HDI. Mr. Stemm is also the Court appointed Responsible Party pursuant to Local Bankruptcy Rule 4002-1 for each of the Debtors, and has been the party responsible for the preparation and filing of each of the Debtors' Monthly Operating Reports.

        Mr. Stemm has been with Home Director since January 2001. Prior to joining Home Director, he was Director of Finance of Digital Interiors from January 2000 to December 2000. From June 1998 to December 1999, Mr. Stemm was Director of Finance and Administration of Amazing Smart Card Technologies. Prior to that, from September 1989 to May 1998, he was the Chief Financial Officer and Controller of Catalyst Semiconductor, Inc., a nonvolatile memory semiconductor company. Mr. Stemm received a B.A. in business economics from the University of California at Santa Barbara.

        B.      COMPENSATION OF DEBTORS' EXECUTIVE OFFICERS

        The following table sets forth the base salary paid by HDI, HDT and DII to the two most highly compensated executive officers who remain with the Debtors, Messrs. Liddle and Stemm, for services rendered in their respective capacities for the fiscal year ended December 31, 2004:

///

///

Name                    Capacity in Which Served            Base Salary

Michael Liddle          President/CEO                       $250,608
Daryl Stemm             Chief Financial Officer             $132,058

        The following table sets forth the gross compensation currently being paid by HDI to Messrs. Liddle and Stemm, for services rendered in their respective capacities:

Name                    Capacity in Which Served            Base Salary

Michael Liddle          President/CEO                       $360,000
Daryl Stemm             Chief Financial Officer             $180,000

        In addition to the salaries described above, each of the officers has a standard benefits package, which includes medical and dental, disability and life insurance.

        After the Effective Date, the Reorganized HDI may authorize the issuance of 2,416,667 shares of New Common Stock of the Reorganized HDI to management as an inducement to remain with the Reorganized HDI. No formal agreement has been reached with any employees, officers or directors of the Debtors, and the decision to issue such shares remains within the sole discretion of the Reorganized HDI.

VII.    CONFIRMATION AND CONSUMMATION PROCEDURE

        Under the Bankruptcy Code, the following steps must be taken to confirm the Plan.

        A.      SOLICITATION OF VOTES

        In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims and Equity Interests in Classes 1A, 1B, 1C, 1D, 1E, 3, 5, 6, 7 and 8 of the Plan are impaired, and the Holders of Allowed Claims and Equity Interests in each of these Classes (except Classes 5, 6, 7 and 8) are entitled to vote to accept or reject the Plan. The Holders of Interests in Classes 5, 6, 7 and 8 receive nothing under the Plan and, therefore, are deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Claims in Classes 1F, 1G and 2 are unimpaired. The Holders of Allowed Claims in those Classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code.

        As to the classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

        A vote may be disregarded if the Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

        Any creditor in an impaired Class: (i) whose Claim has been listed by the Debtors in the Schedules filed with the Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before the Bar Date or any proof of claim filed within any other applicable period of limitations or with leave of the Court, which Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan.

        B.      THE CONFIRMATION HEARING

        The Bankruptcy Code requires the Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect to the Plan has been scheduled for July 27, 2006, commencing at 2:00 p.m. Pacific Standard Time, before Edward D. Jellen, Honorable Judge of the United States Bankruptcy Court, Courtroom 215, 1300 Clay Street, Oakland, California 94612. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. The Plan may be modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during or as a result of that hearing, without further notice to parties in interest.

        Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock held by the objector. Any such objection must be filed with the Court so that it is received on or before July 14, 2006, and served so that it is received by the Debtors on or before July 14, 2006 at 5:00 p.m. Pacific Standard Time.

        C.      CONFIRMATION

        At the Confirmation Hearing, the Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders that are impaired under the plan.

                1.      Acceptance

        Classes 1A, 1B, 1C, 1D, 1E, 3, 4, 5, 6, 7, and 8 of the Plan are impaired, and all such classes (except Classes 5, 6, 7, and 8) are entitled to vote to accept or reject the Plan. The Holders of Interests in Classes 5, 6, 7, and 8 receive nothing under the Plan and, therefore, are deemed to reject the Plan. Classes 1F, 1G(a), (b), and (c) and 2 of the Plan are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan.

        The Debtors reserve the right to amend the Plan in accordance with the terms of the Plan or seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code or both with respect to any Class of Claims that is entitled to vote to accept or reject the Plan, if such Class rejects the Plan. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

                2.      Unfair Discrimination and Fair and Equitable Tests

        Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it has not been accepted by all impaired classes as long as at least one impaired class of Claims has accepted it. The Court may confirm the Plan at the request of the Debtors, notwithstanding the Plan's rejection (or deemed rejection) by impaired Classes as long as the Plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired Class that has not accepted it. A plan of reorganization does not "discriminate unfairly" with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class or is otherwise permitted under the circumstances.

        The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram-down" tests for secured creditors, unsecured creditors and equity holders, as follows:

        o Secured Creditors. Either: (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim;
                (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim; or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

        o Unsecured Creditors. Either: (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim; or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

        o Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such holder is entitled, or the fixed redemption price to which such holder is entitled or the value of the interest; or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

                3.      Feasibility

        To confirm the Plan, the Bankruptcy Code must find that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors. This requirement is imposed by section 1129(a) of the Bankruptcy Code and is referred to as the "feasibility" requirement.

        For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. The Debtors have determined that, with the influx of capital from Home Director Investors along with the proceeds of operations,


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

and working capital loans from commercial lenders, they have sufficient funds to pay all Allowed Claims in accordance with the terms of the Plan and successfully continue their operations. As part of this analysis, the Debtors have prepared projections of their financial performance through the period ending December 31, 2008 (the "Projection Period"). The projections have been prepared on a quarterly basis. These projections, and the assumptions on which they are based, are included in the Debtors' Projected Financial Information, annexed hereto as Exhibit B. Based upon such projections, the Debtors believe that they will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

        The financial information and projections appended to this Disclosure Statement include for the three fiscal years in the Projection Period:

        o       Projected Consolidated Balance Sheets of the Reorganized
                Debtors;

        o Projected Consolidated Statements of Operation of the Reorganized Debtors; and

        o Projected Consolidated Statements of Cash Flow of the Reorganized Debtors.

        The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Court and, for projection purposes, that the Effective Date under the Plan will occur during August 2006.

        The Debtors have prepared these financial projections based upon certain assumptions that they believe to be reasonable under the circumstances. Those assumptions considered to be significant are described in the financial projections, which are annexed hereto as Exhibit B. The financial projections have not been examined or compiled by independent accountants. The Debtors make no representation as to the accuracy of the projections or their ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All Holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully


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all of the assumptions on which the financial projections are based in connection with their evaluation of the Plan.

                4.      Best Interests Test

        Even if a plan is accepted by each class of holders of claims and interests, the Bankruptcy Code requires a Court to determine that the plan is in the "best interests" of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a Court to find either that: (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code. Once the Court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under a debtor's plan, then such plan is not in the best interests of creditors and equity security holders.

        To determine what Holders of Claims and Equity Interests in each impaired Class would receive if the Debtors were liquidated under Chapter 7, the Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a Chapter 7 liquidation case. The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered Cash held by the Debtors at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the costs and expenses of liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors' business and the use of Chapter 7 for the purposes of liquidation.

        The Debtors' costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other


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professionals that such a trustee might engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases. The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 cases, including any unpaid expenses incurred by the Debtors during the Chapter 11 Cases, such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

        To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the Debtors' unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, must be compared with the present value of the property offered to such Classes of Claims under the Plan.

        After considering the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including: (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; (ii) the erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail; and (iii) the substantial increases in claims that would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each Holder of an Allowed Claim with a recovery that is more, not less than such Holder would receive pursuant to the liquidation of the Debtors under Chapter 7.

        The Debtors also believe that the value of any distributions to each Class of Allowed Claims in a Chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because (i) upon liquidation of the Debtors' assets and payment of the DIP Loan to Home Director Investors, and the Claims of Pacific Business Funding and Home Director Investors, there would be insufficient assets to pay any other Claims, including Secured Claims; and (ii) to the extent that such distributions could be made, such distributions in a


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

Chapter 7 case would not occur for a substantial period of time. In the likely event litigation were necessary to resolve claims asserted in the Chapter 7 case, the delay could be prolonged.

        The Liquidation Analysis is annexed hereto as Exhibit C. The information set forth in Exhibit C provides a summary of the liquidation values of the Debtors' assets, assuming Chapter 7 liquidation in which a trustee appointed by the Court would liquidate the assets of the Estates. Reference should be made to the Liquidation Analysis for a complete discussion and representation of the Liquidation Analysis. The Liquidation Analysis was prepared by Mr. Stemm, the Chief Financial Officer of the Debtors. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors' management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo liquidation. The Chapter 7 liquidation period is assumed to be a period of one year, allowing for, among other things, the discontinuation and wind-up of operations, the sale of assets and the collection of receivables.

        D.      CONSUMMATION

        The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in the Plan, have been satisfied or waived by the Debtors pursuant to the terms of the Plan. For a more detailed discussion of the conditions precedent to the Plan and the consequences of the failure to meet such conditions, see Article VII of this Disclosure Statement.

        The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

VIII.   VALUATION

        A.      THE DEBTORS' VALUATION

        The Debtors undertook an analysis of the aggregate value of the Reorganized Debtors. The Debtors have undertaken its valuation analysis for the purpose of determining value available


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

for distribution to creditors and equity interest holders pursuant to the Plan and to analyze the relative recoveries to creditors and equity interest holders thereunder. This section summarizes those results.

        The reorganization value is as of an assumed Effective Date occurring during the third quarter of 2006 and reflects the equity value on a going concern basis of the Debtors' business after giving effect to the implementation of the Plan. The reorganization value of the Reorganized Debtors was assumed for purposes of the Plan by the Debtors to be approximately $3 million. This value is based on a discounted cash flow analysis, using differing assumptions as to the future economic performance of the Reorganized Debtors tested against a fair market value approach. This valuation is a critical element in determining whether the Reorganized Debtors qualify for "fresh start" accounting. If the Reorganized Debtors meet all the other criteria for "fresh start" accounting, they will be able to provide a new basis for the Reorganized Debtors' assets and restate retained earnings.

        The foregoing valuation is based on a number of assumptions, including a successful reorganization of the Debtors' business in a timely manner, the achievement of the forecasts reflected in the financial projections, the continuation of current market conditions through the Effective Date and the Plan becoming effective in accordance with its terms.

        The estimated reorganization value does not purport to be an appraisal or necessarily reflect the value that may be realized if assets are sold. The estimated value represents a hypothetical value of the Reorganized Debtors as of the Effective Date. Such estimate does not purport to reflect or constitute an appraisal, a liquidation value or an estimate of the actual market value that may be realized through a sale of any securities to be issued, if any, pursuant to the Plan, which may be significantly different from the amounts set forth herein. The value of an operating business such as the Debtors' business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. AS A RESULT, THE ESTIMATE OF REORGANIZATION VALUE SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ANY ACTUAL VALUE, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THAT


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

SET FORTH HEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NONE OF THE DEBTORS, THE REORGANIZED DEBTORS, THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ADVISORS, OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUATION OF ANY NEWLY-ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets and other factors that generally influence the prices of securities.

        The Debtors have undertaken its valuation analysis for purposes of determining the value available to distribute to creditors pursuant to the Plan and analyzing relative recoveries to creditors thereunder. The analysis is based on the financial projections annexed hereto as Exhibit B, as well as current market conditions and statistics. The Debtors used discounted cash flow methodologies and compared it to the fair market value approach to arrive at the reorganization value of the Reorganized Debtors.

        The discounted cash flow method estimates the value of a business by projecting future debt-free revenue streams, capital expenditures and taxes. The resulting cash flow streams are then converted to their present value equivalents by discounting them back at a rate that reflects the risk inherent in a specific industry and to the firm itself. The discount rate incorporates the returns demanded by both debt and stockholders. Accordingly, the indicated value is that of invested capital. In the current situation, the Debtors are in the process of reorganization as a result of a Chapter 11 bankruptcy filing. Therefore, past performance is not a good measure of future performance and forecasted cash flow based upon implementation of the Plan provides the best measure of value going forward.

        Although the Debtors conducted a review and analysis of the Debtors' business, operating assets, liabilities and business plans, assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by the Debtors and (ii) publicly available


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

information. No independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection therewith.

        The valuation is based on the assumption that the operating results anticipated by management can be achieved in all material respects, including revenue growth, improvements in operating margins, earnings, and cash flow. To the extent that the valuation is dependent upon the Debtors' achievement of the projections contained in this Disclosure Statement, the valuation should be considered speculative.

        In addition to relying on management's projection assumptions, the valuation analysis is based on a number of assumptions including, but not limited to (a) a successful and timely reorganization of the Debtors' capital structure and (b) the Plan becoming effective in accordance with its proposed terms.

        In preparing its valuation, the Debtors performed a variety of analyses and considered a variety of factors. The summary of the analyses and factors contained herein does not purport to be a complete description of the analyses and factors considered.

        In determining estimated reorganization value, the Debtors made judgments as to the weight to be afforded to and the significance and relevance of each analysis and factor. The Debtors did not consider any one analysis or factor to the exclusion of any other analysis or factor. Accordingly, the Debtors believe that its valuation must be considered as a whole and that selecting portions of its analyses, without considering all such analyses, could create a misleading or incomplete view of the processes underlying the preparation of its findings and conclusions. In its analyses, the Debtors made numerous assumptions with respect to the Debtors' industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Debtors' control. In addition, analyses relating to the value of the Debtors' business or securities do not purport to be appraisals or to reflect the prices at which such business or securities will trade.

        THE VALUATION REPRESENTS THE ESTIMATED REORGANIZATION VALUE OF THE REORGANIZED DEBTORS, COLLECTIVELY, AND DOES NOT NECESSARILY REFLECT THE VALUE THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE


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

MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE EQUITY VALUE SET FORTH IN THIS VALUATION ANALYSIS.

IX.     CERTAIN RISK FACTORS TO BE CONSIDERED

        HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

        A.      CERTAIN BANKRUPTCY LAW CONSIDERATIONS

                1.      Risk of Non-Confirmation of the Plan

        Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Court, there can be no assurance that the Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

                2.      Non-Consensual Confirmation

        In the event any impaired Class of Claims or Equity Interests does not accept the Plan, the Court may nevertheless confirm the Plan at the Debtors' request if at least one impaired Class has accepted the Plan (such acceptance being determined without including the vote of any "insider" in such Class), and as to each impaired Class that has not accepted the Plan, if the Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. The Debtors believe that the Plan satisfies these requirements.


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

                3.      Risk of Non-Occurrence of the Effective Date

        Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in
Article VII of the Plan have not occurred or been waived by the Debtors within one hundred and twenty (120) days after the Confirmation Date, the Confirmation Order shall be vacated, in which event no distributions under the Plan would be made, the Debtors and all Holders of Claims and Equity Interests would be restored to the status quo ante as of the day immediately preceding the Confirmation Date and the Debtors' obligations with respect to Claims and Equity Interests would remain unchanged.

        B.      RISKS TO RECOVERY BY HOLDERS OF CLAIMS

                1.      Ability to Service Debt

        The Reorganized Debtors' ability to make scheduled payments of principal, to pay the interest on, and to refinance their indebtedness will depend on future performance. Future performance is, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond their control. While no assurance can be provided, based upon the current level of operations and anticipated increases in revenues and cash flow described in the Projections attached as Exhibit B hereto, the Debtors believe that cash flow from operations, available cash, and sales of surplus assets will be adequate to fund the Plan and meet their future liquidity needs. Each of the other risk factors described herein also poses a risk to the Reorganized Debtors' ability to service their debts.

                2.      Ability to Acquire Product

        The Debtors specialize in low-voltage residential systems including home networking, communication and entertainment products.

                3.      Risks of Competition

        Price and technological competition in the low-voltage residential market is increasingly intense.

///

///


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

                4.      Risks Related to Financial Performance

        The Debtors' revenue is dependent, in part, on the strength of the American economy, particularly the new housing market. In the event that the housing market experiences a slowdown due to rising interest rates, the operating results of the Debtors may be adversely affected and the Debtors may be unable to pay their creditors on a timely basis.

                5.      Risks Related to Dependence on Key Personnel

        The Debtors' success depends to a significant extent on the continued services of their senior management and other members of management because the growth strategy will require substantial management expertise to implement successfully. The Debtors' senior management has extensive expertise in the industry. The Debtors could be adversely affected if any of their current management were unwilling or unable to continue in their employ.

                6.      Projected Financial Information

        The financial projections included in this Disclosure Statement are dependent upon the successful implementation of the Plan and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, and certain assumptions with respect to competitors of the Reorganized Debtors, general business and economic conditions and other matters, many of which are beyond the control of the Reorganized Debtors. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Reorganized Debtors. Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

X.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

        A SUMMARY DESCRIPTION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS PROVIDED BELOW. THIS DESCRIPTION IS FOR INFORMATIONAL PURPOSES ONLY AND, DUE TO A LACK OF DEFINITIVE JUDICIAL OR ADMINISTRATIVE AUTHORITY OR INTERPRETATION, SUBSTANTIAL


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

UNCERTAINTIES EXIST WITH RESPECT TO VARIOUS TAX CONSEQUENCES OF THE PLAN AS DISCUSSED HEREIN. ONLY THE PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THE DEBTORS AND TO CLAIMHOLDERS WHO ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE DESCRIBED BELOW. NO OPINION OF COUNSEL HAS BEEN SOUGHT OR OBTAINED WITH RESPECT TO ANY TAX CONSEQUENCES OF THE PLAN. NO RULINGS OR DETERMINATIONS OF THE IRS OR ANY OTHER TAX AUTHORITIES HAVE BEEN SOUGHT OR OBTAINED WITH RESPECT TO ANY TAX CONSEQUENCES OF THE PLAN, AND THE DISCUSSION BELOW IS NOT BINDING UPON THE IRS OR SUCH OTHER AUTHORITIES. NO REPRESENTATIONS ARE BEING MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN TO THE DEBTORS OR ANY CLAIMHOLDER. NO ASSURANCE CAN BE GIVEN THAT THE IRS WOULD NOT ASSERT, OR THAT A COURT WOULD NOT SUSTAIN, A DIFFERENT POSITION FROM ANY DISCUSSED HEREIN.

        THE DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES BELOW IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "IRC"), TREASURY REGULATIONS, JUDICIAL AUTHORITIES, PUBLISHED POSITIONS OF THE IRS AND OTHER APPLICABLE AUTHORITIES, ALL AS IN EFFECT ON THE DATE OF THIS DOCUMENT AND ALL OF WHICH ARE SUBJECT TO CHANGE OR DIFFERING INTERPRETATIONS (POSSIBLY WITH RETROACTIVE EFFECT).

        THE FOLLOWING DISCUSSION DOES NOT ADDRESS FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE PLAN, AND DOES NOT ADDRESS THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO PERSONS WHOSE EQUITY INTERESTS ARE EXTINGUISHED WITHOUT A DISTRIBUTION IN EXCHANGE THEREFOR OR TO SPECIAL CLASSES OF TAXPAYERS (E.G., BANKS AND CERTAIN OTHER FINANCIAL INSTITUTIONS, INSURANCE COMPANIES, TAX-


                                       92
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EXEMPT ORGANIZATIONS, GOVERNMENTAL ENTITIES, PERSONS THAT ARE, OR HOLD THEIR
CLAIMS THROUGH, PASSTHROUGH ENTITIES, PERSONS WHOSE FUNCTIONAL CURRENCY IS NOT THE UNITED STATES DOLLAR, FOREIGN PERSONS, DEALERS IN SECURITIES OR FOREIGN CURRENCY, EMPLOYEES, PERSONS WHO RECEIVED THEIR CLAIMS PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION AND PERSONS HOLDING CLAIMS THAT ARE A HEDGE AGAINST, OR THAT ARE HEDGED AGAINST, CURRENCY RISK OR THAT ARE PART OF A STRADDLE, CONSTRUCTIVE SALE OR CONVERSION TRANSACTION). FURTHERMORE, THE FOLLOWING DISCUSSION DOES NOT ADDRESS UNITED STATES FEDERAL TAXES OTHER THAN INCOME TAXES. THIS DISCUSSION ASSUMES THAT THE VARIOUS DEBT AND OTHER ARRANGEMENTS TO WHICH THE DEBTORS ARE A PARTY WILL BE RESPECTED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IN ACCORDANCE WITH THEIR FORM.

        EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, AND LOCAL AND ANY FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

        A.      UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

                1.      Net Operating Losses

        The Debtors have reported a consolidated net operating loss ("NOL") carry-forwards for United States federal income tax purposes as of December 31, 2003, and expect to incur substantial additional NOLs during 2004 and 2005 and their current taxable year. The amount of each NOL carry-forward remains subject to adjustment by the IRS. In addition, the NOLs and other tax benefits of a corporation may be subject to limitation following an "ownership change" of the corporation within the meaning of section 382 of the IRC.


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

        However, as discussed below, the amount of the Debtors' NOL carry-forwards, and possibly certain other tax attributes, will be reduced, and the subsequent utilization of such NOL carry-forwards and other tax attributes will very likely be restricted upon the implementation of the Plan.

                2.      Cancellation of Debt

        In general, the IRC provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOL carry-forwards, current year NOLs, certain tax credits and tax basis in assets - by the amount of (or, in the case of a reduction of tax credits, a third of the amount of) any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction). To the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply forgiven. Under recently issued Treasury Regulations, the reduction in certain tax attributes (such as NOL carry-forwards) occurs on a consolidated basis where a consolidated tax return is filed. The IRS has, in certain cases, asserted that such reduction generally should occur on a consolidated basis. Any reduction in tax attributes does not effectively occur until the first day of the taxable year following the year the COD occurs. If advantageous, a debtor could elect to reduce the basis of depreciable property prior to any reduction in their loss carry-forwards.

        The extent of such COD and resulting attribute reduction will depend on, among other things, the fair market value of the New Common Stock.

                3.      Limitation on NOL Carry-forwards and Other Tax
                        Attributes

        Following the implementation of the Plan, any consolidated NOLs and carry-forwards thereof, and possibly certain other tax attributes, of the Debtors allocable to periods prior to the Effective Date will be subject to the limitations imposed by section 382 of the IRC.

        Under section 382 of the IRC, if a corporation undergoes an "ownership change" and the corporation does not qualify for the special bankruptcy exception discussed below, the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to


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

an annual limitation. Such limitation also may apply to certain losses or deductions, which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. The Debtors anticipate that the issuance of the New Common Stock contemplated pursuant to the Plan will result in an ownership change of the Debtors.

                4.      Section 382 Limitation

        In general, the amount of the annual limitation to which the Debtors would be subject is equal to the product of (i) the lesser of the fair market value of the stock of the Reorganized HDI immediately after the ownership change or the value of the consolidated gross assets of the Reorganized HDI immediately before such change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

        An exception to the general annual limitation (including the built-in gain and loss rules described below) applies where the stockholders and/or "qualified creditors" of the debtor retain or receive (other than for new value) at least fifty percent (50%) of the vote and value of the stock of the reorganized debtor pursuant to a confirmed bankruptcy plan. The Debtors believe the ownership change resulting from the issuance of approximately 90% of the New Common Stock to Home Director Investors will not qualify for such exception.

                5.      Built-In Gains and Losses

        If a loss corporation (or consolidated group) has a "net unrealized built-in loss" at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a "net unrealized built-in gain" at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain)


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

generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against its built-in gain income in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. Thus, it is possible a consolidated group can be considered to have both a net unrealized built-in loss and a net unrealized built-in gain. In general, a loss corporation's (or consolidated group's) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of
(i) $10 million or (ii) fifteen percent (15%) of the fair market value of its assets (with certain adjustments) before the ownership change. It is unclear whether the Debtors will be in a net unrealized built-in loss or built-in gain position on the Effective Date.

                6.      Alternative Minimum Tax

        In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a twenty percent (20%) rate to the extent such tax exceeds the corporation's regular United States federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carry-forwards, a portion of a corporation's taxable income for AMT purposes may not be offset by available NOL carry-forwards (as computed for AMT purposes). In addition, if a corporation (or consolidated group) undergoes an ownership change within the meaning of section 382 of the IRC and is in the net unrealized built-in loss position on the date of the ownership change, the corporation's (or group's) aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

        Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular United States federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

        B.      CONSEQUENCES TO CREDITORS

        A Creditor who receives a Distribution on his or her Claim that is less than such Creditor's adjusted basis in such Claim may be entitled to claim a bad debt deduction for the difference. A bad debt deduction is allowed in the taxable year of the Creditor in which the debt becomes worthless. THE DEBTORS EXPRESS NO OPINION REGARDING THE DATE OR DATES ON WHICH CLAIMS DISCHARGED UNDER THE PLAN BECAME WORTHLESS. MOREOVER, CREDITORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING FEDERAL, STATE, LOCAL AND, IF APPLICABLE, FOREIGN TAX CONSEQUENCES. IN ADDITION, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES THAT MAY BE ASSERTED AGAINST A TAXPAYER.

        C.      SUBSEQUENT SALE OF NEW COMMON STOCK

        Any gain recognized by a Holder of New Common Stock upon a subsequent taxable disposition of such stock received pursuant to the Plan in satisfaction of indebtedness (or any stock or other property received for such stock in a later tax-free exchange) may be treated as ordinary income to the extent of any bad debt deductions (or additions to a bad debt reserve) claimed with respect to such indebtedness and any ordinary loss deduction incurred less any income (other than interest income) recognized by the Holder upon satisfaction of such Holder's claim. In addition, any gain recognized by a cash method Holder will be treated as ordinary income to the extent of the amount which was not previously included in the Holder's income or which would have been included if the claim tendered in exchange for such New Common Stock had been paid in full.

        In the case of New Common Stock received in exchange for indebtedness with accrued market discount, upon disposition of such New Common Stock, any gain recognized by the Holder on the disposition of such New Common Stock will be treated as ordinary income to the extent of any market discount (as of the date of the exchange of such indebtedness) which accrued but was not previously included in income during the period such Holder held such indebtedness.

        D.      INFORMATION REPORTING AND WITHHOLDING

        All distributions to Holders of Allowed Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under United States federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding." Backup withholding generally applies if the Holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax provided the required information is furnished timely to the IRS. Certain persons were exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

        E.      NEW TAX SHELTER REGULATIONS

        Recently effective Treasury Regulations generally require disclosure by a taxpayer on its United States federal income tax return of certain types of transactions in which the taxpayer participated on or after January 1, 2003, including, among other types of transactions, the following: (1) a transaction offered under "conditions of confidentiality"; (2) a transaction where the taxpayer was provided contractual protection for a refund of fees if the intended tax consequences of the transaction are not sustained; (3) certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds; and (4) a transaction in which the taxpayer's United States federal income tax treatment differs by more than a specified threshold in any tax year from its treatment for financial reporting purposes. These categories are very broad; however, there are numerous exceptions. Holders of Claims are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders' tax returns.

        F.      IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

        THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

XI.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

        The Debtors believe that the Plan affords Holders of Claims and Interest the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) continuation of the pending Chapter 11 Cases; (b) an alternative plan or plans of reorganization; or (c) liquidation of the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code.

        A.      CONTINUATION OF THE PENDING CHAPTER II CASES

        If the Debtors remain in Chapter 11, they could continue to operate their business and manage their properties as debtors-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in protracted cases. In particular, the Debtors could have difficulty sustaining the high costs and the erosion of market confidence that may be caused if the Debtors remain Chapter 11 debtors-in-possession. Furthermore, under the terms of the DIP Financing Agreement, the Debtors would have a substantial debt burden in Home Director Investors' favor. The Debtors believe that they have accomplished the goals that Chapter 11 has allowed them to achieve, and that the Debtors' key remaining challenges are operational and, therefore, do not require that the Debtors remain in Chapter 11.

        B.      ALTERNATIVE PLANS OF REORGANIZATION

        If the Plan is not confirmed, the Debtors, or after the expiration of the Debtors' exclusive period in which to propose and solicit a reorganization plan, any other party in interest in the Chapter 11 Cases, could propose a different plan or plans. Such plans might involve either a reorganization or continuation of the Debtors' business, or an orderly liquidation of their assets or a combination of both.

        C.      LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

        If no plan is confirmed, the Chapter 11 Cases may be converted to a case under Chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective Holders of Claims against or Interests in the Debtors. The Debtors believe that liquidation under Chapter 7 would result in, among other things:
(i) no distributions to junior secured creditors and general unsecured creditors because the Debtors believe that the value of their assets are insufficient to satisfy the claims of senior priority secured claims of Home Director Investors and Pacific Business Funding; (ii) because of additional administrative expenses attendant to the appointment of a trustee and the trustee's employment of attorneys and other professionals; and (iii) increased expenses and claims, some of which would be entitled to priority, which would be venerated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations; and (iv) the failure to realize the going concern value of the Debtors' assets.

        The Debtors may also be liquidated pursuant to a Chapter 11 plan. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7, but the result would be the same: there are insufficient assets to satisfy the secured claim of Home Director Investors and Pacific Business Funding that would yield any result whatsoever to junior secured creditors or to general unsecured creditors. Thus, a Chapter 11 liquidation would or could result in the same recoveries as a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. However, any distribution to the Holders of Claims and Holders of Interests under a Chapter 11 liquidation plan would probably be zero.

        Under either a Chapter 7 or Chapter 11 liquidation, the debt that would otherwise be convertible into an equity interest of Reorganized HDI under the terms of the Plan, would become an additional debt liability of the Debtors, further decreasing the likelihood of any distribution.

        In the opinion of the Debtors, the recoveries projected to be available in either a Chapter 7 or Chapter 11 liquidation are not likely to afford Holders of Claims and Holders of Interests as any opportunity to realize any potential as does the Plan.

XII.    CONCLUSION AND RECOMMENDATION

        The Plan provides for an equitable distribution to creditors of the Debtors, preserves the value of the business as a going concern and preserves the jobs of employees. The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives which would involve significant delay, uncertainty and substantial additional administrative costs.

///

///

///

///

///

///

        FOR THESE REASONS, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN SO THAT THEY WILL BE RECEIVED NO LATER THAN 5:00 P.M. PACIFIC STANDARD TIME, ON ______________________________.

Dated: June 26, 2006                   HOME DIRECTOR, INC.


                                       By: /s/ Daryl Stemm
                                          --------------------------------------
                                               Daryl Stemm
                                       Its:    Chief Financial Officer


Dated: June 26, 2006                   HOME DIRECTOR TECHNOLOGIES, INC.


                                       By: /s/ Daryl Stemm
                                          --------------------------------------
                                               Daryl Stemm
                                       Its:    Chief Financial Officer
Dated: June 26, 2006
                                       DIGITAL INTERIORS, INC.


                                       By: /s/ Daryl Stemm
                                          --------------------------------------
                                               Daryl Stemm
                                       Its:    Chief Financial Officer

Dated: June 26, 2006                   WENDEL, ROSEN, BLACK & DEAN LLP


                                       By: /s/ Elizabeth Berke-Dreyfuss
                                          --------------------------------------
                                          Elizabeth Berke-Dreyfuss
                                          Attorneys for Debtors in Possession
                                          Home Director, Inc.
                                          Home Director Technologies, Inc.
                                          Digital Interiors, Inc.

Elizabeth Berke-Dreyfuss (Bar No. 114651)
Tracy Green (Bar No. 114876)
Michael D. Cooper (Bar No. 42761)
WENDEL, ROSEN, BLACK & DEAN LLP
1111 Broadway, 24th Floor
Oakland, CA 94607-4036
Telephone: (510) 834-6600
Fax: (510) 834-1928
Email: edreyfuss@wendel.com

Attorneys for Debtors in Possession
Home Director, Inc., Home Director Technologies,
Inc., and Digital Interiors, Inc.

                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                                OAKLAND DIVISION

In Re                                      Case No. 05-45812 EDJ
                                           Chapter 11
HOME DIRECTOR, INC.,
                                           Jointly Administered with
               Debtor.                     Case Nos.: 05-45814
                                                      05-45819

FEIN 52-2143430

----------------------------------------
[x]    Affects ALL DEBTORS
----------------------------------------
[ ]    Affects Home Director, Inc.
----------------------------------------
[ ]    Affects Home Director
       Technologies, Inc.
----------------------------------------
[ ]    Affects Digital Interiors, Inc.
----------------------------------------

                           LIST OF PRESERVED ACTIONS

                                    EXHIBIT A

                                       TO

               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT

                               Dated June 26, 2006

EXHIBIT A

                           LIST OF PRESERVED ACTIONS

      1. Claims against Judgment Collection Specialists and Pyro Brand Development Specialists, LLC, for avoidance of recordation of Judgment Lien as a preferential transfer pursuant to Bankruptcy Code section 547.

      2. Claims against 180 Connect, Inc., a Nevada Corporation, and 180 Digital Interiors, Inc., to avoid the recordation of a UCC-1 Financing Statement on March 21, 2005, with the Secretary of State for the State of California as document no. 05-7020010257, against the receivables of the Digital Interiors, Inc.

Elizabeth Berke-Dreyfuss (Bar No. 114651)
Tracy Green (Bar No. 114876)
Michael D. Cooper (Bar No. 42761)
WENDEL, ROSEN, BLACK & DEAN LLP
1111 Broadway, 24th Floor
Oakland, CA 94607-4036
Telephone: (510) 834-6600
Fax: (510) 834-1928
Email: edreyfuss@wendel.com

Attorneys for Debtors in Possession
Home Director, Inc., Home Director Technologies,
Inc., and Digital Interiors, Inc.

                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                                OAKLAND DIVISION

In Re                                      Case No. 05-45812 EDJ
                                           Chapter 11
HOME DIRECTOR, INC.,
                                           Jointly Administered with
               Debtor.                     Case Nos.: 05-45814
                                                      05-45819

FEIN 52-2143430

----------------------------------------
[x]    Affects ALL DEBTORS
----------------------------------------
[ ]    Affects Home Director, Inc.
----------------------------------------
[ ]    Affects Home Director
       Technologies, Inc.
----------------------------------------
[ ]    Affects Digital Interiors, Inc.
----------------------------------------

                         DEBTORS' FINANCIAL PROJECTIONS

                                    EXHIBIT B

                                       TO

               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT

                               Dated June 26, 2006

EXHIBIT B

1     Assumes operations resume July 1, 2006
      File Amended Plan of Reorganization May 26, 2006 and Confirmation received July 20, 2006
      Effective Date August 1, 2006

2     DIP Funding at least $2.5MM at P+2% ($2MM in June 06)

3 All funding from HD Investors LLC converts to 90% of equity upon confirmation
      This includes DIP Loan, pre-petition note of $100k and PBF Assignment

4     Payments and carve-outs pursuant to DIP loan
      $75k professional fees (creditor counsel and trustee)
      Upon confirmation: $100k for convenience class, $150k for GUC & priority claims
      $300k note payble for GUC ($150k at first ann and $150k at second ann) 10% of equity monthly payments for priority tax claims

5     Resi-Link consulting @ $15k per month Feb 06 - Jan 07
      Destiny consulting @ $50k per month Feb - Jul 06 plus $250k in Aug 06 (converts to equity in Aug 06)

6     Lump sum payment to IRS, EDD & SBE in Jan 09

Home Director, Inc.
Quarterly Financial Statements
Periods as shown

Statement of Operations                        Q/E 3/31/06     Q/E 6/30/06     Q/E 9/30/06    Q/E 12/31/06        CY2006
-----------------------------                 ------------    ------------    ------------    ------------    --------------
Revenues                                       $     1,918     $    12,352     $   406,200     $ 1,418,525     $  1,838,995

Cost of revenues                               $    26,805     $     5,552     $   221,098     $   822,607     $  1,076,060
                                              ------------------------------------------------------------------------------

Gross profit                                  ($    24,887)    $     6,800     $   185,103     $   595,918     $    762,934
   Gross margin                                      -1298%             55%             46%             42%              41%

Operating expenses:
   Research and development                    $   130,010     $   195,053     $   347,031     $    92,933     $    765,026
   Sales and marketing                         $   104,103     $   139,157     $   285,170     $   366,786     $    895,216
   General and administrative                  $   281,862     $   295,898     $   375,013     $   415,148     $  1,367,921
                                              ------------------------------------------------------------------------------

EBITDA                                        ($   540,861)   ($   623,308)   ($   822,111)   ($   278,949)   ($  2,265,229)

Depreciation                                   $       569     $       738     $     3,958     $     5,417     $     10,681
Other income (exp)                             $    12,852    ($    21,334)    $ 3,142,581    ($    23,005)    $  3,111,094
                                              ------------------------------------------------------------------------------

Earnings before income taxes                  ($   528,578)   ($   645,379)    $ 2,316,512    ($   307,371)    $    835,183

Income taxes                                   $         0     $         0     $   108,522     $         0     $    108,522
                                              ------------------------------------------------------------------------------

Net income                                    ($   528,578)   ($   645,379)    $ 2,207,990    ($   307,371)    $    726,661
                                              ==============================================================================

Home Director, Inc.
Quarterly Financial Statements

Balance Sheets                                   Mar-06          Jun-06         Sep-06          Dec-06
-------------------------------------------   -------------   ------------   -------------   -------------
Cash                                            $       738    $ 1,696,567    $   861,493     $   243,077
Accounts receivable                             $   250,262    $    10,475    $   248,500     $   841,228
Inventory                                      ($         0)   $    13,877    $    53,805     $   107,574
Other assets                                    $    31,716    $     2,000    $     2,800     $     5,200
                                              ------------------------------------------------------------
                                                $   282,716    $ 1,722,919    $ 1,166,598     $ 1,197,079

Fixed assets                                    $     8,605    $    25,000    $    35,000     $    65,000
Accumulated depreciation                       ($       906)  ($     1,643)  ($     5,602)   ($    11,018)
                                              ------------------------------------------------------------
Total assets                                    $   290,415    $ 1,746,276    $ 1,195,996     $ 1,251,060
                                              ============================================================

Accounts payable and other accrued expenses     $   215,511    $   118,666    $   214,712     $   505,210
Bank borrowings                                 $   536,237    $ 3,041,237    $         0     $   250,000
Accrued income taxes                            $         0    $         0    $   108,522     $         0
Debt service                                    $ 5,656,546    $ 5,656,546    $ 2,136,667     $ 2,041,667
Other liabilities                               $   358,482    $    51,567    $    58,608     $    84,067
                                              ------------------------------------------------------------
Total liabilities                               $ 6,766,775    $ 8,868,015    $ 2,518,509     $ 2,880,944
                                              ------------------------------------------------------------

Common stock and APIC                           $         0    $         0    $ 3,591,237     $ 3,591,237
Retained earnings                              ($ 6,476,360)  ($ 7,121,740)  ($ 4,913,750)   ($ 5,221,121)
                                              ------------------------------------------------------------
Total equity                                   ($ 6,476,360)  ($ 7,121,740)  ($ 1,322,513)   ($ 1,629,884)
                                              ------------------------------------------------------------

Total liabilities & equity                      $   290,415    $ 1,746,276    $ 1,195,996     $ 1,251,060
                                              ============================================================
                                                $         0    $         0    $         0     $         0

Home Director, Inc.
Quarterly Financial Statements

Statements of cash flows                               Q/E 3/31/06    Q/E 6/30/06    Q/E 9/30/06    Q/E 12/31/06       CY2006
---------------------------------------------------   ------------   ------------   ------------   -------------   --------------
Cash flows from operating activities:
Net income (loss)                                     ($   528,578)  ($   645,379)   $ 2,207,990   ($    307,371)   $    726,661

Depreciation                                           $       569    $       738    $     3,958    $      5,417    $     10,681

Changes in operating assets & liabilities:
   Accounts receivable                                 $    49,738    $   239,787   ($   238,025)  ($    592,728)  ($    541,228)
   Inventory                                           $         0   ($    13,877)  ($    39,928)  ($     53,769)  ($    107,574)
   Other assets                                       ($    14,412)   $    29,716   ($       800)  ($      2,400)   $     12,104
   Accounts payable and other accrued liabilities      $   360,832   ($   403,760)   $   103,087    $    315,957    $    376,116
   Debt service                                        $         0    $         0   ($ 3,519,879)  ($     95,000)  ($  3,614,879)
   Accrued income taxes                                $         0    $         0    $   108,522   ($    108,522)   $          0
                                                      ---------------------------------------------------------------------------
Net cash provided by (used in) operating activities   ($   131,852)  ($   792,776)  ($ 1,375,075)  ($    838,416)  ($  3,138,118)
                                                      ---------------------------------------------------------------------------
Cash flows from investing activities:
   Purchases of fixed assets                           $         0   ($    16,395)  ($    10,000)  ($     30,000)  ($     56,395)
                                                      ---------------------------------------------------------------------------
Net cash used in investing activities                  $         0   ($    16,395)  ($    10,000)  ($     30,000)  ($     56,395)
                                                      ---------------------------------------------------------------------------

Cash flows from financing activities:
   Net proceeds from bank borrowings                   $   123,737    $ 2,505,000   ($ 3,041,237)   $    250,000   ($    162,500)
   Net proceeds from common stock                      $         0    $         0    $ 3,591,237    $          0    $  3,591,237
   Payment of dividends                                $         0    $         0    $         0    $          0    $          0
                                                      ---------------------------------------------------------------------------
Net cash provided by (used in) financing activities    $   123,737    $ 2,505,000    $   550,000    $    250,000    $  3,428,737
                                                      ---------------------------------------------------------------------------

Net increase (decrease) in cash                       ($     8,115)   $ 1,695,829   ($   835,075)  ($    618,416)   $    234,224
Beginning balance                                      $     8,853    $       738    $ 1,696,567    $    861,493    $      8,853
                                                      ---------------------------------------------------------------------------

Ending balance                                         $       738    $ 1,696,567    $   861,493    $    243,077    $    243,077
                                                      ===========================================================================
                                                      ($         0)   $         0              0    $          0

Home Director, Inc.
Quarterly Financial Statements
Periods as shown

Statement of Operations                                Q/E 3/31/07    Q/E 6/30/07    Q/E 9/30/07    Q/E 12/31/07       CY2007
---------------------------------------------------   ------------   ------------   ------------   -------------   --------------
Revenues                                               $ 2,681,546    $ 4,103,651    $ 6,224,015    $ 10,338,597    $ 23,347,808

Cost of revenues                                       $ 1,567,346    $ 2,401,402    $ 3,641,772    $  5,699,693    $ 13,310,213
                                                      ---------------------------------------------------------------------------

Gross profit                                           $ 1,114,199    $ 1,702,249    $ 2,582,243    $  4,638,904    $ 10,037,595
   Gross margin                                                 42%            41%            41%             45%             43%

Operating expenses:
   Research and development                            $    79,085    $   103,677    $   138,460    $    341,413    $    662,635
   Sales and marketing                                 $   471,277    $   663,642    $   943,412    $  1,389,211    $  3,467,542
   General and administrative                          $   477,939    $   581,221    $   633,766    $    868,245    $  2,561,171
                                                      ---------------------------------------------------------------------------

EBITDA                                                 $    85,897    $   353,709    $   866,605    $  2,040,036    $  3,346,247

Depreciation                                           $     8,542    $    12,500    $    16,875    $     26,250    $     64,167
Other income (exp)                                    ($    32,963)  ($    42,117)  ($    48,624)  ($     55,418)  ($    179,122)
                                                      ---------------------------------------------------------------------------

Earnings before income taxes                           $    44,393    $   299,092    $   801,106    $  1,958,368    $  3,102,958

Income taxes                                           $    33,016    $   119,637    $   320,442    $    783,347    $  1,256,442
                                                      ---------------------------------------------------------------------------

Net income                                             $    11,377    $   179,455    $   480,664    $  1,175,021    $  1,846,516
                                                      ===========================================================================

Home Director, Inc.
Quarterly Financial Statements

Balance Sheets                                       Mar-07         Jun-07         Sep-07         Dec-07
-------------------------------------------       -----------    -----------    -----------    ------------
Cash                                               $  229,178     $  215,934     $  198,741     $  202,653
Accounts receivable                                $1,476,226     $2,106,339     $3,184,373     $5,214,865
Inventory                                          $  191,253     $  292,804     $  468,658     $  585,620
Other assets                                       $    6,400     $    9,200     $   12,400     $   19,600
                                                  ---------------------------------------------------------
                                                   $1,903,057     $2,624,278     $3,864,173     $6,022,738

Fixed assets                                       $   80,000     $  115,000     $  155,000     $  245,000
Accumulated depreciation                          ($   19,560)   ($   32,060)   ($   48,935)   ($   75,185)
                                                  ---------------------------------------------------------
Total assets                                       $1,963,497     $2,707,218     $3,970,238     $6,192,553
                                                  =========================================================

Accounts payable and other accrued expenses        $  751,372     $1,030,920     $1,532,402     $2,346,445
Bank borrowings                                    $  750,000     $1,020,000     $1,320,000     $1,120,000
Accrued income taxes                               $   33,016     $  119,637     $  320,442     $  783,347
Debt service                                       $1,946,667     $1,851,667     $1,606,667     $1,511,667
Other liabilities                                  $  100,949     $  124,046     $  149,114     $  214,461
                                                  ---------------------------------------------------------
Total liabilities                                  $3,582,004     $4,146,269     $4,928,626     $5,975,920
                                                  ---------------------------------------------------------

Common stock and APIC                              $3,591,237     $3,591,237     $3,591,237     $3,591,237
Retained earnings                                 ($5,209,744)   ($5,030,289)   ($4,549,625)   ($3,374,605)
                                                  ---------------------------------------------------------
Total equity                                      ($1,618,507)   ($1,439,052)   ($  958,388)    $  216,632
                                                  ---------------------------------------------------------

Total liabilities & equity                         $1,963,497     $2,707,217     $3,970,238     $6,192,552
                                                  =========================================================
                                                   $        0     $        0     $        0     $        0

Home Director, Inc.
Quarterly Financial Statements

Statements of cash flows                                  Q/E 3/31/07    Q/E 6/30/07    Q/E 9/30/07    Q/E 12/31/07       CY2007
-------------------------------------------------------   -----------    -----------    -----------    ------------    ------------
Cash flows from operating activities:
Net income (loss)                                          $   11,377     $  179,455     $  480,664     $ 1,175,021     $1,846,516

Depreciation                                               $    8,542     $   12,500     $   16,875     $    26,250     $   64,167

Changes in operating assets & liabilities:
  Accounts receivable                                     ($  634,998)   ($  630,113)   ($1,078,034)   ($ 2,030,492)   ($4,373,637)
  Inventory                                               ($   83,679)   ($  101,551)   ($  175,854)   ($   116,961)   ($  478,046)
  Other assets                                            ($    1,200)   ($    2,800)   ($    3,200)   ($     7,200)   ($   14,400)
  Accounts payable and other accrued liabilities           $  263,044     $  302,644     $  526,551     $   879,390     $1,971,629
  Debt service                                            ($   95,000)   ($   95,000)   ($  245,000)   ($    95,000)   ($  530,000)
  Accrued income taxes                                     $   33,016     $   86,621     $  200,806     $   462,905     $  783,347
                                                          -------------------------------------------------------------------------
Net cash provided by (used in) operating activities       ($  498,899)   ($  248,244)   ($  277,193)    $   293,911    ($  730,424)
                                                          -------------------------------------------------------------------------

Cash flows from investing activities:
  Purchases of fixed assets                               ($   15,000)   ($   35,000)   ($   40,000)   ($    90,000)   ($  180,000)
                                                          -------------------------------------------------------------------------
Net cash used in investing activities                     ($   15,000)   ($   35,000)   ($   40,000)   ($    90,000)   ($  180,000)
                                                          -------------------------------------------------------------------------

Cash flows from financing activities:
  Net proceeds from bank borrowings                        $  500,000     $  270,000     $  300,000    ($   200,000)    $  870,000
  Net proceeds from common stock                           $        0     $        0     $        0     $         0     $        0
  Payment of dividends                                     $        0     $        0     $        0     $         0     $        0
                                                          -------------------------------------------------------------------------
Net cash provided by (used in) financing activities        $  500,000     $  270,000     $  300,000    ($   200,000)    $  870,000
                                                          -------------------------------------------------------------------------

Net increase (decrease) in cash                           ($   13,899)   ($   13,244)   ($   17,193)    $     3,911    ($   40,424)
Beginning balance                                          $  243,077     $  229,178     $  215,934     $   198,741     $  243,077
                                                          -------------------------------------------------------------------------

Ending balance                                             $  229,178     $  215,934     $  198,741     $   202,653     $  202,653
                                                          =========================================================================
                                                           $        0     $        0    ($        0)    $         0

Home Director, Inc.
Quarterly Financial Statements
Periods as shown

Statement of Operations          Q/E 3/31/08     Q/E 6/30/08     Q/E 9/30/08     Q/E 12/31/08       CY2008
-----------------------------   -------------   -------------   -------------   -------------   --------------
Revenues                         $ 12,147,087    $ 13,753,895    $ 14,630,833    $ 14,997,831    $ 55,529,646

Cost of revenues                 $  7,075,962    $  7,966,021    $  8,465,760    $  8,672,424    $ 32,180,166
                                ------------------------------------------------------------------------------

Gross profit                     $  5,071,125    $  5,787,875    $  6,165,073    $  6,325,407    $ 23,349,479
   Gross margin                            42%             42%             42%             42%             42%

Operating expenses:
   Research and development      $    494,206    $    530,308    $    543,462    $    548,967    $  2,116,945
   Sales and marketing           $  1,854,727    $  2,069,132    $  2,205,467    $  2,257,906    $  8,387,232
   General and administrative    $    967,438    $    996,520    $  1,088,320    $  1,107,015    $  4,159,295
                                ------------------------------------------------------------------------------

EBITDA                           $  1,754,753    $  2,191,914    $  2,327,823    $  2,411,518    $  8,686,008

Depreciation                     $     36,458    $     43,542    $     47,083    $     48,958    $    176,042
Other income (exp)              ($     46,506)  ($     31,279)  ($     12,994)  ($        913)  ($     91,692)
                                ------------------------------------------------------------------------------

Earnings before income taxes     $  1,671,789    $  2,117,093    $  2,267,746    $  2,361,646    $  8,418,275

Income taxes                     $    668,716    $    846,837    $    907,098    $    944,659    $  3,367,310
                                ------------------------------------------------------------------------------

Net income                       $  1,003,074    $  1,270,256    $  1,360,648    $  1,416,988    $  5,050,965
                                ==============================================================================

Home Director, Inc.
Quarterly Financial Statements

Balance Sheets                                   Mar-08          Jun-08        Sep-08        Dec-08
-------------------------------------------   ------------   -------------  ------------  --------------
Cash                                           $   154,413    $    406,202   $ 1,358,030   $  2,662,771
Accounts receivable                            $ 6,126,292    $  6,878,941   $ 7,317,724   $  7,501,586
Inventory                                      $   663,571    $    705,174   $   722,348   $    723,062
Other assets                                   $    27,600    $     28,800   $    30,800   $     31,600
                                              ----------------------------------------------------------
                                               $ 6,971,876    $  8,019,117   $ 9,428,902   $ 10,919,018

Fixed assets                                   $   345,000    $    360,000   $   385,000   $    395,000
Accumulated depreciation                      ($   111,643)  ($    155,185) ($   202,268) ($    251,227)
                                              ----------------------------------------------------------
Total assets                                   $ 7,205,233    $  8,223,932   $ 9,611,633   $ 11,062,792
                                              ==========================================================

Accounts payable and other accrued expenses    $ 2,940,539    $  3,261,821   $ 3,460,349   $  3,543,899
Bank borrowings                                $   670,000    $          0   $         0   $          0
Accrued income taxes                           $   668,716    $    846,837   $   907,098   $    944,659
Debt service                                   $ 1,416,667    $  1,321,667   $ 1,076,667   $    981,667
Other liabilities                              $   289,605    $    303,645   $   316,910   $    324,970
                                              ----------------------------------------------------------
Total liabilities                              $ 5,985,526    $  5,733,970   $ 5,761,024   $  5,795,194
                                              ----------------------------------------------------------

Common stock and APIC                          $ 3,591,237    $  3,591,237   $ 3,591,237   $  3,591,237
Retained earnings                             ($ 2,371,531)  ($  1,101,275)  $   259,373   $  1,676,360
                                              ----------------------------------------------------------
Total equity                                   $ 1,219,706    $  2,489,962   $ 3,850,610   $  5,267,597
                                              ----------------------------------------------------------

Total liabilities & equity                     $ 7,205,232    $  8,223,932   $ 9,611,633   $ 11,062,792
                                              ==========================================================
                                               $         0    $          0   $         0   $          0

Home Director, Inc.
Quarterly Financial Statements

Statements of cash flows                               Q/E 3/31/08    Q/E 6/30/08    Q/E 9/30/08   Q/E 12/31/08      CY2008
---------------------------------------------------   ------------   ------------   ------------   ------------   -------------
Cash flows from operating activities:
Net income (loss)                                      $ 1,003,074    $ 1,270,256    $ 1,360,648    $ 1,416,988    $ 5,050,965

Depreciation                                           $    36,458    $    43,542    $    47,083    $    48,958    $   176,042

Changes in operating assets & liabilities:
   Accounts receivable                                ($   911,427)  ($   752,648)  ($   438,783)  ($   183,863)  ($ 2,286,721)
   Inventory                                          ($    77,951)  ($    41,603)  ($    17,174)  ($       713)  ($   137,442)
   Other assets                                       ($     8,000)  ($     1,200)  ($     2,000)  ($       800)  ($    12,000)
   Accounts payable and other accrued liabilities      $   669,238    $   335,322    $   211,793    $    91,611    $ 1,307,963
   Debt service                                       ($    95,000)  ($    95,000)  ($   245,000)  ($    95,000)  ($   530,000)
   Accrued income taxes                               ($   114,631)   $   178,121    $    60,261    $    37,560    $   161,311
                                                      -------------------------------------------------------------------------
Net cash provided by (used in) operating activities    $   501,760    $   936,789    $   976,828    $ 1,314,741    $ 3,730,118
                                                      -------------------------------------------------------------------------

Cash flows from investing activities:
   Purchases of fixed assets                          ($   100,000)  ($    15,000)  ($    25,000)  ($    10,000)  ($   150,000)
                                                      -------------------------------------------------------------------------
Net cash used in investing activities                 ($   100,000)  ($    15,000)  ($    25,000)  ($    10,000)  ($   150,000)
                                                      -------------------------------------------------------------------------

Cash flows from financing activities:
   Net proceeds from bank borrowings                  ($   450,000)  ($   670,000)   $         0    $         0   ($ 1,120,000)
   Net proceeds from common stock                      $         0    $         0    $         0    $         0    $         0
   Payment of dividends                                $         0    $         0    $         0    $         0    $         0
                                                      -------------------------------------------------------------------------
Net cash provided by (used in) financing activities   ($   450,000)  ($   670,000)   $         0    $         0   ($ 1,120,000)
                                                      -------------------------------------------------------------------------

Net increase (decrease) in cash                       ($    48,240)   $   251,789    $   951,828    $ 1,304,741    $ 2,460,118
Beginning balance                                      $   202,653    $   154,413    $   406,202    $ 1,358,030    $   202,653
                                                      -------------------------------------------------------------------------

Ending balance                                         $   154,413    $   406,202    $ 1,358,030    $ 2,662,771    $ 2,662,771
                                                      =========================================================================
                                                       $         0    $         0    $         0    $         0

Elizabeth Berke-Dreyfuss (Bar No. 114651)
Tracy Green (Bar No. 114876)
Michael D. Cooper (Bar No. 42761)
WENDEL, ROSEN, BLACK & DEAN LLP
1111 Broadway, 24th Floor
Oakland, CA 94607-4036
Telephone: (510) 834-6600
Fax: (510) 834-1928
Email: edreyfuss@wendel.com

Attorneys for Debtors in Possession
Home Director, Inc., Home Director Technologies,
Inc., and Digital Interiors, Inc.

                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                                OAKLAND DIVISION

In Re                                      Case No. 05-45812 EDJ
                                           Chapter 11
HOME DIRECTOR, INC.,
                                           Jointly Administered with
                Debtor.                    Case Nos.: 05-45814
                                                      05-45819

FEIN 52-2143430

----------------------------------------
[X]    Affects ALL DEBTORS
----------------------------------------
[ ]    Affects Home Director, Inc.
----------------------------------------
[ ]    Affects Home Director
       Technologies, Inc.
----------------------------------------
[ ]    Affects Digital Interiors, Inc.
----------------------------------------

                          DEBTORS' LIQUIDATION ANALYSIS

                                   EXHIBIT C

                                       TO

               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT

                               Dated June 26, 2006

EXHIBIT C

Home Director, Inc. and subsidiaries
Consolidated Liquidation Analysis
Prepared with information as of February 28, 2006

                                                      Liquidation                                  Plan of Reorganization
                                          -------------------------------------             ------------------------------------
                                            Before        Paid          After                 Before        Paid*        After
                                          ----------   -----------   ----------             ----------   ----------   ----------
Estimated net realizable assets:
Cash                                      $   22,323                                        $   22,323
Accounts receivable (pre-petition)        $  175,141                                        $  175,141
Property & equipment (at net book value)  $    7,888                                        $    7,888
Intellectual property                     $        0                                        $        0

                                          ----------                                        ----------
                                          $  205,352                                        $  205,352
                                          ==========                                        ==========

Liabilities:
Secured class 1A Pacific Business
   Funding (assigned to LLC)              $  345,000   $   205,352   $  139,648             $  345,000   $  345,000   $        0
Secured classes 1B LLC pre- and
   post-petition loans                    $  248,000                 $  248,000             $  248,000   $  248,000   $        0
Secured classes 1C, 1D and 1F (Priority
   tax claims)                            $1,844,346                 $1,844,346             $1,844,346   $1,844,346   $        0 **
Secured class 1G                          $    1,357                 $    1,357             $    1,357   $    1,357   $        0
Class 2 other priority claims             $   89,357                 $   89,357             $   89,357   $   89,357   $        0
Class 3 GUC's                             $4,316,548                 $4,316,548             $4,316,548   $  610,432   $3,706,116 ***
Class 4 convenience class                 $  324,246                 $  324,246             $  324,246   $   99,997   $  224,249
Administrative claims                     $  394,344                 $  394,344             $  394,344   $  394,344   $        0

                                          -------------------------------------             ------------------------------------
                                          $7,563,198   $   205,352   $7,357,846             $7,563,198   $3,632,833   $3,930,365
                                          =====================================             ====================================

                                                                                  Improved position of creditors ---> $3,427,482
                                                                                                                      ==========

* All amounts owed to LLC to convert to common stock

** Monthly payments of principal plus interest

*** Amount paid includes estimated value of stock of $250,000

                   Notes to Consolidated Liquidation Analysis

      The analysis included herewith was based upon financial information known to the Debtors as of February 28, 2006.

      Home Director, Inc. (HDI) is a holding company, whose sole asset is its shares in Home Director Technologies, Inc. (HDT.)

      HDT's assets are proprietary intellectual property used in connection with Debtors' products, which are primarily valuable only in connection with the operations of Debtors' business, and thus, are worth from $0 to $500,000; accounts receivable and its 100% ownership interest in Digital Interiors, Inc. (DII.)

      DII's only assets are accounts receivable. All other assets were sold to an unrelated entity in March 2005.

      The total estimated net realizable assets of the Debtors is approximately $205,000. The total owed to the first-position secured creditor (Pacific Business Funding/Home Director Investors) is approximately $345,000. Because the amount owed to Pacific Business Funding/Home Director Investors exceeds the total net realizable assets of the Debtors, none of the creditors aside from Pacific Business Funding/Home Director Investors would receive any proceeds upon liquidation. Stated another way, the Debtors have estimated total claims of approximately $7,563,000 and with estimated liquidated assets of approximately $205,000, upon liquidation, creditors would receive zero, and would lose approximately $7,358,000.

      Upon comparison of the claims versus the estimated payments pursuant to the proposed Plan of Reorganization, creditors receive distributions of a value of approximately $3,633,000 (including the value of Debtors common stock issued to claimants and monthly payments made on priority tax claim) and therefore, the loss to creditors, through the proposed Plan of Reorganization, would be reduced to approximately $3,930,000.

      The Debtors believe that by implementing the Plan of Reorganization the creditors' position is improved by approximately $3,427,000.

                                        1